                            SCHEDULE 14A INFORMATION

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            Schedule 14A Information
                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ADAPTIVE BROADBAND CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 27, 1999

                            ------------------------

    The Annual Meeting of Stockholders of Adaptive Broadband Corporation will be held at the Company's headquarters at 1143 Borregas Avenue, Sunnyvale, CA 94089, at 2:00 p.m. on October 27, 1999, for the following purposes.

    1.  To elect six directors.

    2.  To approve amendments to the Company's Certificate of Incorporation.

    3.  To approve amendments to the Company's 1992 Stock Option Plan.

    4.  To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on September 1, 1999 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                        [LOGO]

                                          KENNETH J. WEES
                                          SECRETARY

Sunnyvale, California
September 24, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                         ADAPTIVE BROADBAND CORPORATION

                              1143 BORREGAS AVENUE
                          SUNNYVALE, CALIFORNIA 94089

                            ------------------------

                                PROXY STATEMENT

    The enclosed proxy is solicited on behalf of the Board of Directors of Adaptive Broadband Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Company's headquarters at 1143 Borregas Avenue, Sunnyvale, CA 94089, at 2:00 p.m. on October 27, 1999, and at any adjournment or postponement thereof.

    Any proxy given may be revoked by a stockholder at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the meeting who votes his or her shares in person. Subject to any such revocation and the provisions under "Voting" below, all shares represented by properly executed proxies which are received prior to the meeting will be voted in accordance with the specifications on the proxy and if no specification is made with regard to a proposal set forth on the proxy, the shares will be voted for all listed nominees for director and in favor of the proposals.

    A copy of the Annual Report of the Company for its fiscal year ended June 30, 1999, is being mailed to stockholders with this proxy statement. The approximate date on which this proxy statement and the accompanying proxy are being sent to stockholders is September 27, 1999.

                                     VOTING

    Only stockholders of record on September 1, 1999 will be entitled to notice of and to vote at the meeting. At the close of business on that date, the Company had 14,812,646 shares of Common Stock outstanding. A majority of all shares represented in person or by proxy at the Annual Meeting constitutes a quorum for the transaction of business at the meeting. Abstentions are considered as shares present and entitled to vote and therefore will have the same effect as a vote against a matter presented at the meeting. Brokers who hold shares in street name for customers have the authority to vote on the election of directors. With respect to all matters other than the election of directors, broker non-votes (shares as to which brokers do not have discretionary authority to vote on the particular matter and have not received voting instructions from their customers), if any, will have no effect on the outcome of the vote. Broker non-votes are counted towards the establishment of a quorum.

    Holders of Common Stock are entitled to one vote for each share held. As described below, in the election of directors all stockholders may cumulate their votes for candidates placed in nomination. Cumulative voting rights entitle a stockholder to as many votes as shall equal the number of votes represented by shares of Common Stock held by such stockholder multiplied by the number of directors to be elected, and all such votes may be cast for a single candidate or may be distributed among any or all of the candidates. A stockholder intending to cumulate votes for the election of directors must notify the Company of such intention prior to the commencement of the voting for directors. If any stockholder has given such notice, every stockholder may cumulate votes for candidates placed in nomination prior to the voting. A vote for nominees of the Board of Directors will give the persons named in the proxy discretionary authority to cumulate all votes as to which the stockholder is entitled and allocate such votes in favor of one or more nominees of the Board voted for by the stockholder, as the proxyholders may determine. The persons named in the proxy will exercise such discretion in order to assure the election of as many of the nominees of the Board of Directors as possible. In such event, the specific nominees for whom such votes will be cumulated will be decided by the proxyholders.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Directors are elected to hold office until the next Annual Meeting of Stockholders or until their successors have been elected. Unless otherwise instructed by the stockholder, it is intended that the shares represented by the enclosed proxy will be voted for the nominees named below. Although management anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the meeting, the proxy will be voted for a substitute nominee chosen by management. Directors shall be elected by a plurality of the votes of the shares in person or represented by proxy at the meeting.

    All of the nominees are presently directors of the Company. No nominee or executive officer has any family relationship with any other nominee or executive officer. The beneficial ownership of the Company's stock by the nominees is set forth under "Certain Stockholders."

    The following table and biographical paragraphs set forth the names and ages of the nominees, their principal occupations at present, the positions and offices held by each with the Company in addition to the position as a director, and the period during which each has served as a director of the Company.

                                                                                                            DIRECTOR
                                                                                                          CONTINUOUSLY
NOMINEE                                       AGE                         OCCUPATION                         SINCE
-----------------------------------------     ---     --------------------------------------------------  ------------
Frederick D. Lawrence(1).................     51      Chairman of the Board, President and Chief              1997
                                                        Executive Officer
William B. Marx, Jr.(1)(2)(3)............     60      Retired as Senior Executive Vice President of           1996
                                                        Lucent Technologies, Inc., a communications
                                                        systems and technology company
Terry W. Ward(3)(4)......................     50      Vice President and Chief Financial Officer of W.S.      1996
                                                        Farish & Company, a private trust company
Frederick W. Whitridge, Jr.(2)(3)(4).....     44      President of Archipelago Corporation, a private         1996
                                                        investment company
George A. Joulwan(1).....................     59      Retired General, U.S. Army; former Supreme Allied       1998
                                                        Commander, Europe and Commander in Chief, United
                                                        States European Command.
Leslie G. Denend(1)(4)...................     58      Former Chief Executive Officer of Network General       1998
                                                        Corporation, a network management software
                                                        company and former Chief Executive Officer of
                                                        Vitalink Communications, a computer products
                                                        company.

------------------------

(1) Member of Global Sales Committee

(2) Member of Governance Committee

(3) Member of Compensation Committee

(4) Member of Audit Committee

    FREDERICK D. LAWRENCE joined the Company as Chairman of the Board, President and Chief Executive Officer in July 1997. From May 1996 to July 1997, Mr. Lawrence served as Chief Executive Officer of ComStream, Inc., an international supplier of satellite communications networks and products and from February 1994 to April 1996, he served as President of the Transmission Group for ADC Telecommunications, which included five independent business units producing products for high speed video, voice, data and wireless communications. From 1982 to 1994, Mr. Lawrence held executive positions in networks operations and engineering at Sprint Corporation and its operating companies, dealing in local telephone, cellular and long distance. Prior to this, Mr. Lawrence worked at AT&T from 1970 to 1982 in a variety of positions. He holds a B.S.E.E. degree from Western Michigan University. Mr. Lawrence is a Director of Magnetek, Inc., a manufacturer of integrated electrical products.

    WILLIAM B. MARX, JR. served as Senior Executive Vice President of Lucent Technologies, the communication systems and technology company created as a result of AT&T's restructuring, from 1995 until he retired from Lucent Technologies on October 1, 1996. From 1994 to 1995, he served as Executive Vice President of AT&T and as Chief Executive Officer of its Multimedia Products Group and from 1989 to 1994 he served as an Executive Vice President of AT&T and as Chief Executive Officer of its Network Systems Group. Prior to 1989, he held a number of key executive positions within the AT&T organization. Mr. Marx received his Bachelor of Mechanical Engineering degree from Union College and his Master of Science Degree in Management from Stanford University. He is a Director of the Massachusetts Mutual Life Insurance Company and is a member of the Stanford University Graduate School of Business Advisory Council and of the National Board of Directors of Junior Achievement.

    TERRY W. WARD has served since 1979 as a Director and the Vice President, Chief Financial Officer and Chairman of the Investment Policy Committee of W.S. Farish & Company, a private trust company, and as Treasurer of the William Stamps Farish Fund, one of the 10 largest private foundations in Texas. He served as a Director of Microwave Networks, Inc. from 1986 to 1995, Aprogenex, Inc. from 1994 to 1997 and Foregront Group, Inc. (acquired by CBT Group p.l.c.) from 1993 to 1998. He graduated cum laude from Rice University, holds a Bachelor's Degree in economics from Rice University and is a certified public accountant.

    FREDERICK W. WHITRIDGE, JR. is the President, founder and majority stockholder of Archipelago Corporation, which is in the business of making investments in other companies and providing merger and acquisition services. From 1988 to 1993, he held various positions with Investor International (U.S., Inc.), the North American office for Sweden's Wallenberg Group, Inc., including the positions of President and Chief Investment Officer. Mr. Whitridge has been nominated to serve as a director of Matthews Studio Equipment Group. Mr. Whitridge holds a Bachelor's Degree from Yale University and a M.P.P.M. degree from the Yale School of Management. He is a director of Crane & Company.

    GENERAL GEORGE A. JOULWAN, U.S. Army (RET.) retired as Commander in Chief, United States European Command and 11th Supreme Allied Commander Europe after serving 36 years in uniform. During his military career he served two combat tours of duty in Vietnam, held leadership positions spanning 18 years in Europe, and served six years in Washington, D.C. While at the Pentagon, he was Executive Assistant for the Vice Chief of Staff of the Army, and subsequently Executive Officer for the Chairman, Joint Chiefs of Staff. He also served as Special Assistant to the President of the United States (1973-74) and Special Assistant to the Supreme Allied Commander Europe, General Alexander Haig (1974-75). General Joulwan holds a Bachelor's Degree in Science from the United States Military Academy and a Masters Degree in Political Science from Loyola University. General Joulwan is a director of General Dynamics Corporation, a supplier of defense systems to the United States and its allies.

    LESLIE G. DENEND served as President of Network Associates (a merger of Network General and McAfee Associates), a network security and management software company, from December 1997 to May 1998, as President and Chief Executive Officer of Network General Corporation, a network management software company, from February 1993 to December 1997, as President, Chief Executive Officer and Chairman of Vitalink Communications (acquired by Network Systems Corporation), a computer products company, from October 1990 to December 1992, as Executive Vice President-Corporate Development of 3Com, a data networking company, and as Vice President and General Manager of 3Com's Federal Systems unit from January 1989 to October 1990, and as a partner of and consultant to McKinsey and Company from 1982 to 1989. He has held advisory positions with the U.S. Government, including serving as an Advisor to the Chairman to the Joint Chiefs of Staff and as an Assistant to the President for National Security Affairs. He is currently on the Boards of Network Associates, Proxim, Inc., Rational Software Corporation and Informix Corporation. Mr. Denend holds a Ph.D in economics and an MBA from Stanford University and a B.S. in Public Affairs from the U.S. Air Force Academy.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

    The total number of meetings of the Board of Directors (including regularly scheduled and special meetings) during fiscal 1999 was eight. During fiscal 1999, each of the incumbent directors attended at least 75% of the aggregate of
(1) the total number of meetings of the Board held during the period for which he was a director and (2) the total number of meetings of all committees of the Board on which he served held during the period for which he served. The Company has an Audit Committee, Compensation Committee, Governance Committee and Global Sales Committee.

    The responsibilities of the Audit Committee include the following:

    - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

    - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

    - Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

    - Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

    - Review the internal audit function of the company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

    - Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

    - Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors.

    - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

    - Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors.

    - Review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

    The Audit Committee proactively reviewed the Report and Recommendations of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, as published in 1999 by the

New York Stock Exchange and the National Association of Securities Dealers, and believes that the Company materially complies with the recommendations. The present members of the Audit Committee, which met four times during fiscal 1999, are Messrs. Ward (Chair), Denend and Whitridge.

    The functions of the Compensation Committee are to review the Company's compensation philosophy; to recommend to the Board of Directors the total compensation to be paid to the Chief Executive Officer and the Company's other officers; to approve the form and terms of all incentive and stock plans and awards thereunder and to consider the dilutive impact of the stock plans; and to prepare the Compensation Committee Report and approve the peer groups and stock valuation methods for the Company's annual Proxy Statement. The present members of the Compensation Committee, which met five times during fiscal 1999, are Messrs. Marx (Chair), Ward and Whitridge.

    The functions of the Governance Committee are to monitor the Company's Corporate Governance Guidelines and to recommend to the Board a slate of director candidates to be nominated for election to the Board and to fill vacancies that occur on the Board. Nominees recommended by stockholders will be considered, provided such recommendations are submitted in writing to the Secretary of the Company, are timely, and contain sufficient background information concerning the nominee to enable a proper judgment to be made as to the proposed nominee's qualifications, and include a written consent of the proposed nominee to stand for election if nominated and to serve if elected. The present members of the Governance Committee, which met three times during fiscal 1999, are Messrs. Whitridge (Chair) and Marx.

    In August 1998, the Board of Directors established the International Committee of the Board. In January 1999, the committee's name was changed to the Global Sales Committee. The function of the Global Sales Committee is to consider and provide advice regarding policies, strategies and plans that promote the business of the Company outside of the United States. The present members of the Global Sales Committee, which met three times during fiscal 1999, are Messrs. Joulwan (Chair), Denend, Lawrence and Marx.

                                   PROPOSAL 2

APPROVAL OF CHARTER AMENDMENT TO PERMIT STOCKHOLDERS TO WITHDRAW THE RIGHTS
      PLAN FOLLOWING CERTAIN TYPES OF OFFERS TO ACQUIRE THE COMPANY
             AND TO AUTHORIZE THE USE OF PREFERRED STOCK IN
                        CONNECTION WITH THE RIGHTS PLAN

THE BOARD OF DIRECTORS HAS APPROVED, AND RECOMMENDS THAT THE STOCKHOLDERS APPROVE, THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT A (THE "CHARTER AMENDMENT"), THAT WOULD (1) REQUIRE THE COMPANY TO REDEEM OR OTHERWISE RENDER THE SHARE PURCHASE RIGHTS PLAN ADOPTED ON JUNE 17, 1999 (THE "RIGHTS PLAN") INAPPLICABLE IF THE COMPANY RECEIVES CERTAIN TYPES OF OFFERS TO PURCHASE THE COMPANY, AND (2) AUTHORIZE THE CREATION OF A NEW CLASS OF PREFERRED STOCK FOR USE IN CONNECTION WITH THE RIGHTS PLAN OR ANY SUCCESSOR PLAN. EACH OF THESE ISSUES IS DISCUSSED BELOW. APPROVAL OF THIS PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE.

INTRODUCTION

    In conjunction with the Rights Plan, the Charter Amendment is designed to protect the value of the stockholders' investment in the Company and to give the stockholders the right to determine, by vote, whether certain offers to acquire the Company should be accepted, whether or not the Board of Directors believes such an offer should be accepted. The Rights Plan and this stockholder referendum provision (the "Referendum") are the result of in-depth consideration by the Board of Directors, in consultation with its legal and financial advisors, with the goal of adopting provisions that are consistent with the Company's corporate governance policy of seeking stockholder input as appropriate regarding corporate decisions.

    Under the Rights Plan, all stockholders were issued common share purchase rights ("Rights") that, if triggered, entitle holders to acquire additional shares at a considerable discount. The Rights would generally be triggered upon the public announcement that any person or group has accumulated 20% or more of the Company's Common Stock or 10 days following the commencement of, or the public announcement of any person's intention to commence, a tender offer or exchange offer for 20% or more of the Company's Common Stock.

    The Rights Plan is designed to enable all stockholders to realize the full value of their investment and to provide for fair and equal treatment for all stockholders in the event that an unsolicited attempt is made to acquire the Company. The Rights Plan improves the bargaining leverage and maneuvering room of the Board of Directors in seeking to protect and maximize stockholder value in the event that a hostile or unsolicited takeover bid is received. Maintaining the Rights Plan does not prevent a takeover of the Company, but it may discourage abusive and coercive takeover tactics that can result in a rapid, forced sale of the Company at a lower price than might otherwise be obtainable. It also may discourage unfair "back-end" treatment of stockholders who decline to tender into a hostile offer.

    The Board of Directors also believes that it is important to tailor a stockholder-friendly plan. To this end, the Board has adopted two strategies that it believes will place the Company at the forefront of good corporate governance. First, the Rights Plan has a term of approximately three years, compared with a 10-year term for the stockholder rights plan adopted in 1989 that it replaced. This shortened term will ensure more frequent review of the Rights Plan than in prior years. Second, and more importantly, the proposed Charter Amendment will add a "chewable" feature to the Rights Plan. Under the Charter Amendment, the Rights Plan would be withdrawn if holders of 66 2/3% of the outstanding Common Stock vote to do so after a set period of time following a "Qualifying Offer." A Qualifying Offer is defined somewhat more broadly than in chewable provisions adopted by other companies and includes (1) a bona fide all-cash, all-shares tender offer that has firm financing and remains open for 60 days and (2) a bona fide all-shares exchange offer where the consideration is freely tradeable listed common stock (or a combination of cash and stock) that remains open for 60 days, and in each case that provides for prompt payment of the same consideration to stockholders who do not tender their shares. Inclusion of stock offers in the definition of Qualifying Offer is designed to help level the playing field among bidders, although cash bidders would still have an advantage as a result of their inherent ability to move more quickly than those offering stock. Thus, the Charter Amendment permits stockholders to elect to have a fully-financed tender or exchange offer to all stockholders proceed free of any impediments from the Company's Rights Plan, even if the offer is opposed by the Board. The Board of Directors believes this arrangement is desirable because it permits the Board a reasonable but limited time period within which to seek competing bids and/or negotiate with the initial bidder, but then allows the stockholders to decide whether or not to continue using the Rights Plan.

    The term of the Charter Amendment is limited to approximately three years in order to make it coextensive with the 1999 Rights Plan. Thus, if and when a new Rights Plan is adopted, a similar or modified chewable feature can be inserted in the Charter again by Board and stockholder vote.

    The foregoing introduction is not intended to be a complete discussion of this proposal. Please read the following material for further details on this proposal.

DESCRIPTION OF THE RIGHTS PLAN

    The Board of Directors adopted the Rights Plan in June 1999 as a replacement for the Company's previous Rights Agreement, which expired in July 1999 at the end of its 10-year term. Although the adoption of the Rights Plan has already occurred and does not require stockholder approval, the following summary of the Rights Plan is included in this Proxy Statement in order to provide context for an understanding of the proposed Charter Amendment.

    The Rights Plan provides for a dividend distribution of one Right for each outstanding share of the Company's Common Stock (the "Common Shares"). The dividend was paid on July 26, 1999 (the "Record Date") to the stockholders of record on that date. The description and terms of the Rights are set forth in a Rights Agreement dated as of July 21, 1999 (the "Rights Agreement"), between the Company and BankBoston, N.A. The following summary of the provisions of the 1999 Rights Plan is qualified in its entirety by reference to the complete text of the Rights Agreement (including the exhibits thereto).

    RIGHTS TO PURCHASE COMMON STOCK. Each Right entitles the registered holder to purchase from the Company, after an event which results in the occurrence of a "Distribution Date" (described below), one Common Share at an initial exercise price per share of $80.00 (the "Purchase Price"), subject to adjustment.

    DETACHMENT AND TRANSFER OF RIGHTS. Initially, the Rights will be evidenced by the stock certificates representing Common Shares then outstanding, and no separate right certificates will be distributed. Until the earlier to occur of
(1) a public announcement that a person or group of affiliated or associated persons, has become an "Acquiring Person" (as such term is defined in the Rights Agreement) or (2) 10 business days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by an Acquiring Person of 20% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate. In general, an "Acquiring Person" is a person, the affiliates or associates of such person, or a group, which has acquired beneficial ownership of 20% or more of the outstanding Common Shares.

    The Rights Plan provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights) the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights attached as Exhibit B to the Rights Agreement being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

    EXERCISABILITY OF RIGHTS. The Rights are not exercisable until the Distribution Date. The Rights will expire on June 30, 2002 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

    The Purchase Price payable, and the number of Common Shares or other securities or property issuable or payable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution. The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares, or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

    TRIGGER OF FLIP-IN AND FLIP-OVER RIGHTS. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. This right will commence on the date of public announcement that a person has become an Acquiring Person (or the effective date of a registration statement relating to distribution of the rights, if later) and terminate 60 days later (subject to adjustment in the event exercise of the rights is enjoined).

    In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, proper provision will be made so that each such holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

    REDEMPTION AND EXCHANGE OF RIGHTS. At any time prior to the earliest of (1) the close of business on the day of the first public announcement that a person has become an Acquiring Person, or (2) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). In general, the redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    At any time after any Person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or, under circumstances set forth in the Rights Agreement, cash, property or other securities of the Company, per Right (with value equal to such Common Shares).

    AMENDMENT OF RIGHTS. The terms of the Rights generally may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as the Rights are distributed no such amendment may adversely affect the interests of the holders of the Rights (excluding the interest of any Acquiring Person).

DESCRIPTION OF THE CHARTER AMENDMENT

    The proposed form of Amended and Restated Certificate of Incorporation reflecting the Charter Amendment is attached to this Proxy Statement as Exhibit
A. The following summary of the provisions of the Charter Amendment is qualified in its entirety by reference to the complete text of the proposed form of Amended and Restated Certificate of Incorporation.

ADDITION OF "REFERENDUM" PROVISION PERMITTING STOCKHOLDERS TO REQUIRE WITHDRAWAL
  OF THE RIGHTS PLAN FOLLOWING CERTAIN TYPES OF OFFERS TO ACQUIRE THE COMPANY

    The proposed Charter Amendment adds to the Certificate of Incorporation a "referendum" provision with respect to the Rights Plan. Under this provision, if a Qualifying Offer (as defined below) is made to acquire all of the Company's outstanding Common Stock, then, after the end of the 90th day after the offer is first made, the holders of 10% or more of the outstanding shares of Common Stock can request that a special meeting of the stockholders (the "Special Meeting") be held in order to consider and vote whether to require the Company to withdraw the Rights Plan. If the Special Meeting is not held within 60 days after the request, the Company must withdraw the Rights Plan. However, the Company is not required to hold the Special Meeting unless the Qualifying Offer has an expiration date which is at least 10 business days after the date of the Special Meeting. If, at the Special Meeting, the holders of 66 2/3% of the then-outstanding Common Stock vote to require the withdrawal of the Rights Plan, then the Company must withdraw the Rights Plan as promptly as practicable.

    A "Qualifying Offer" includes:

    - an all-cash tender offer for all of the outstanding Common Stock made by a person or group who beneficially owns 1% or less of the outstanding Common Stock as of the date the offer is delivered, provided that the person or group making the tender offer must have firm financing; or

    - an exchange offer for all of the outstanding Common Stock made by a person or group who beneficially owns 1% or less of the Common Stock outstanding as of the date the offer is delivered, provided that the consideration offered in such exchange offer is (1) freely tradeable common stock of the offeror that is approved for listing on the New York Stock Exchange or the Nasdaq National Market or (2) a combination of common stock meeting the requirements of clause (1) of this sentence and cash that is supported by firm financing.

    In addition, a Qualifying Offer must meet all of the following conditions:

    - the person or group making the offer must own, after consummating the offer, at least two-thirds of the then-outstanding Common Stock;

    - the offer must remain open for at least 60 business days and at least 10 business days after the Special Meeting, and must be extended for at least 20 business days after the last increase in the price offered and after any bona fide higher alternative offer is made, and must be subject only to customary terms and conditions; and

    - prior to or upon commencing the offer, the person or group making the offer must irrevocably commit in writing:

       -- to acquire all shares of Common Stock not tendered into the offer at the same price per share and for the same consideration paid pursuant to the offer,

       -- not to materially amend the offer, except to increase the price offered, and

       -- not to make any offer for any equity securities of the Company for six months after commencement of the original offer if the original offer does not result in the tender of two-thirds of the outstanding Common Stock of the Company, unless another Qualifying Offer with a per share offer price at least 10% higher than the last price offered by the original offeror is commenced by another person or persons not affiliated or associated with the original offeror or with whom the original offeror has any agreement, arrangement or understanding relating to the Company.

AUTHORIZATION OF PREFERRED STOCK

    The Charter Amendment authorizes a new class of preferred stock consisting of 5,000,000 shares, each having a par value of $.10, that may be issued by the Board of Directors from time to time in one or more series (the "Preferred Stock"). The Board intends to use the Preferred Stock in connection with the Rights Plan. If the Charter Amendment is approved, the Board intends to amend the Rights Plan to reflect the issuance of Preferred Stock rather than Common Stock upon exercise of the Rights. Thereafter, each Right will entitle the holder to purchase one one-hundredth of a share of Preferred Stock of the Company. The Board believes this structure is consistent with the structure of the large majority of contemporary stockholder rights plans and has the advantage of avoiding the necessity of keeping a large number of shares of Common Stock reserved for possible future issuance upon exercise of the Rights.

    If the Charter Amendment is approved, the Board of Directors will have the authority, without the necessity of any further stockholder action, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). In considering this proposal, stockholders should be aware that, although the Board of Directors intends to use all of the authorized shares of Preferred Stock in connection with the Rights Plan, the Board will have the authority to, among other things, authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock or that could have the effect of delaying, deferring or preventing a change in control of the Company.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT AND
           RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3
              APPROVAL OF AMENDMENTS TO THE 1992 STOCK OPTION PLAN

    The Board of Directors has approved, and recommends that the stockholders approve, amendments to the Company's 1992 Stock Option Plan (the "Option Plan") for the purposes described below. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. The following is a description of the proposed amendments to and material features of the Option Plan.

DESCRIPTION OF PROPOSED AMENDMENTS

    The Company proposes to amend the Option Plan to implement the following changes:

    - To increase the number of shares of Common Stock available for option grants by 1,200,000;

    - To change the provision of the Option Plan limiting to 100,000 the number of shares covered by options that may be granted to any individual in any single year to provide that such limit shall be 200,000 shares; and

    - To increase the annual grants for non-employee directors from 3,000 to 6,000 shares of Common Stock in the case of directors who are not chairs of committees and from 5,000 to 8,000 shares of Common Stock in the case of directors who are chairs of committees; and

    - To make other minor changes to the Option Plan, principally to conform administrative provisions of the plan to changes in the law.

    The Company's continued success depends heavily upon its ability to attract and retain highly qualified and competent personnel. The Company is operating in a high growth industry which is experiencing fierce competition for experienced and talented personnel, and the ability to grant stock options at competitive levels is essential to the Company's success in its recruiting and retention efforts. Furthermore, the Company strongly believes that its officers and other key employees should have a significant stake in the Company's stock price performance under programs that link their compensation to stockholder return. Accordingly, stock option grants are an integral part of the Company's compensation program, enabling the Company to provide its employees with appropriate equity-linked incentives to advance the interests of the Company and its stockholders. Stock option grants also support the acquisition of Company stock by those executives and key managers who participate in the Executive Stock Ownership Program, a program requiring the participants (currently approximately 42 persons) to acquire and hold outright Company stock equal in value to a specified percentage of their base salaries. As a matter of policy, to ensure that the interests of employees and stockholders remain aligned, the Company does not re-price options.

    The Company currently relies solely on the Option Plan for stock option grants, and currently there are fewer than 45,000 shares of Common Stock remaining available under the Option Plan for future grants. Rather that adopting a new stock option plan at the present time, the Company proposes to increase the number of shares authorized for grant under the Option Plan from 3,100,000 shares to 4,300,000 shares of Common Stock, an increase of 1,200,000 shares. The Company believes this increase will be sufficient to meet its needs until October 2001, at which time a replacement plan for the 1992 Stock Option Plan (which will then be nearly expired) will be presented for stockholder approval.

    The proposed increases in the maximum number of shares that may be granted to any individual in any one year and in the number of shares covered by annual grants to non-employee directors are based on the Company's belief, reflecting reviews of survey data and recent experiences in the recruiting marketplace, that the increased amounts are necessary to ensure that the Company's compensation packages are attractive to the high caliber individuals it seeks to employ.

DESCRIPTION OF THE OPTION PLAN

    The proposed form of Option Plan, as amended to date and reflecting the proposed amendments, is attached to this Proxy Statement as Exhibit B. The following summary of the amended Option Plan is qualified in its entirety by reference to the complete text of the Option Plan.

    The Option Plan, as amended to date, authorizes the Company to issue a maximum of 3,100,000 shares of Common Stock upon the exercise of stock options granted under the plan. As a result of options previously granted, the Company has issued approximately 575,000 shares of Common Stock through option exercises and has reserved approximately 2,480,000 shares of Common Stock for outstanding options under the Option Plan. There were fewer than 92,000 shares of Common Stock remaining under the plan as of June 30, 1999, for future option grants, although additional shares may become available if outstanding options are cancelled or expire unexercised. The amended Option Plan would increase the maximum number of shares issuable by 1,200,000 shares to a total of 4,300,000 shares.

    The Option Plan is administered by the Board of Directors or by a committee designated by the Board. The Compensation Committee has been designated by the Board to administer the Option Plan. As used herein with respect to the Option Plan, the "Board" refers to any committee the Board appoints, as well as to the Board itself.

    Options to purchase Common Stock of the Company granted under the Option Plan may be either "incentive stock options" within the meaning of that term as used in Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Under the Option Plan, the Board may grant options to officers, other key employees, and consultants of the Company and its subsidiaries, except that incentive stock options may only be granted to employees of the Company or any of its subsidiaries. Currently, approximately 800 persons are eligible to participate in the Option Plan, including five officers and five non-employee directors.

    The purchase price of shares acquired upon exercise of stock options under the Option Plan must be at least 100% of the fair market value of the shares on the date the option is granted, except that in the case of incentive stock options granted to stockholders who own 10% or more of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company (a "10% stockholder"), the exercise price must be at least 110% of such fair market value. Payment of the purchase price may be made in cash or in shares of Common Stock or, in the discretion of the Board, by a promissory note or such other form of legal consideration that may be acceptable to the Board. The aggregate value (at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year may not exceed $100,000. In addition, if the proposed amendment is approved, no officer or key employee may receive options under the Option Plan covering in excess of 200,000 shares in any fiscal year.

    The term of an option cannot exceed ten years (five years in the case of an incentive stock option granted to a 10% stockholder). The Option Plan provides for flexibility in vesting practices at the discretion of the Board. In 1997, the Board sought to re-focus the attention of optionees on increasing stockholder wealth by adopting a performance-based vesting practice. Since that time, option grants for officers, key employees and consultants have vested at the rate of 25% when each of four pre-established stock price points is achieved. Any unvested options automatically vest on the five year anniversary of the grant date.

    Unless terminated earlier by reason of expiration of the option term, options under the Option Plan will generally terminate three months after the optionee terminates employment with the Company, or 12 months after the termination of employment if the optionee dies or becomes disabled while an employee of the Company. All options granted under the Option Plan will be nontransferable by the optionee during the optionee's lifetime, although they may be transferred by will or the laws of descent and distribution following the optionee's death. The options may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board. If any option granted under the Option Plan terminates or expires unexercised in whole or in part, the shares released from that option may be made subject to additional options granted under the Option Plan.

    In addition to the options the Board may grant under the Option Plan, each non-employee director of the Company will automatically receive a non-qualified stock option under the Option Plan immediately following each annual meeting of stockholders of the Company. The first such option granted to a non-employee director will cover 10,000 shares of Common Stock. If the proposed amendment is approved, each option granted to a non-employee director under the Option Plan thereafter shall cover 6,000 shares of Common Stock, in the case of directors who are not chairs of committees, and 8,000 shares, in the case of directors who are chairs of committees. Each such option will have an exercise price equal to the fair market value of the Common Stock on the date of the Annual Meeting of Stockholders to which it relates and is fully vested on the date of grant.

    The Board may at any time terminate or amend the plan. Any amendment of the Option Plan, however, which increases the number of shares which may be issued thereunder, or changes the requirements as to eligibility for participation, must be approved by the stockholders of the Company.

    The grant of an incentive stock option should have no tax effect on the Company or the optionee to whom it is granted, and there generally is no tax to the optionee upon exercise of the option. If an optionee holds shares acquired upon exercise of an incentive stock option for at least two years after the date the option is granted and at least one year after the date the option is exercised, any gain realized by the optionee on the subsequent sale of such shares is treated as long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the lesser of (a) the difference between the exercise price and the fair market value of the stock at the date of exercise and (b) the amount realized on disposition minus the purchase price, is treated as compensation to the optionee and taxable as ordinary income. The excess gain, if any, is treated as capital gain (which will be short-term or long-term capital gain depending upon the length of time the shares were held). The excess of the fair market value of the shares over the option price at the time of exercise of an incentive stock option may subject the recipient to the alternative minimum tax (which, generally speaking, will be applied only if it produces a tax that is higher than the individual's regular tax liability). The Company is allowed a deduction for tax purposes only to the extent, and at the time, that the optionee receives ordinary income by reason of the optionee's sale of shares.

    The grant of a non-qualified stock option under the Option Plan also should have no tax effect on the Company or the recipient of such option. The spread between the exercise price and the market value of the Company's Common Stock on the date of exercise of a non-qualified option is taxable as ordinary income to the optionee. The optionee's tax basis in the shares will be equal to the aggregate exercise price paid by the optionee plus the amount of taxable income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any further gain or loss recognized by the optionee will be treated as capital gain or loss and will be long-term capital gain or loss if the shares are held for more than one year after exercise. The Company will normally be allowed, at the time of recognition of ordinary income by the optionee upon exercise, to take a deduction for federal income tax purposes in an amount equal to such recognized income.

    In 1996, the Internal Revenue Service finalized the regulation under Section 162(m) of the Internal Revenue Code of 1986 (the "Section 162(m) Regulations").
Section 162(m) limits the ability of publicly held companies to deduct compensation expenses in excess of $1,000,000 paid to certain executive officers. The term "compensation" generally includes all cash and non-cash compensation deductible by the Company on its tax return, including the amounts realized by executives (and normally deductible by the Company) upon the exercise of non-qualified stock options. However, the $1,000,000 limit does not apply to the amounts realized upon the exercise of stock options that qualify as performance-based compensation under the Section 162(m) Regulations. The Company believes that the exercise of stock options granted under the amended plan will qualify for this exemption from the limit on deductibility.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENTS TO THE 1992 STOCK OPTION PLAN.

                              CORPORATE GOVERNANCE

    In September 1997, the Board of Directors of the Company adopted Corporate Governance Guidelines. The guidelines, which are set forth below, establish corporate governance standards, outline the respective responsibilities of management and the Board and provide a process for evaluating the performance of the Board, committees of the Board and the Chief Executive Officer.

CORPORATE GOVERNANCE STANDARDS

    The corporate governance standards established by the Board, along with statements regarding the Company's compliance with them since their adoption, are set forth below:

    1. THE BOARD WILL APPROVE THE NECESSARY POLICIES TO IMPLEMENT CORPORATE STRATEGIES.

    During fiscal 1999, the Board approved policies to review acquisitions, divestitures and product technologies. The Board also approved policies related to hiring the appropriate personnel in sales and marketing in order to implement the corporate strategy of addressing and capturing market share in the wireless broadband market. The Board approved compensation polices related to hiring and retaining the personnel required to run the company. Overall, the Board was centrally involved in reviewing and approving corporate strategies

    2. THE BOARD WILL OPERATE IN ACCORDANCE WITH THE REQUIREMENTS SET FORTH BELOW UNDER REQUIREMENTS OF MANAGEMENT AND DIRECTORS.

    The Board has consistently acted in the manner called for by these requirements.

    3. THE PERFORMANCE OF THE CHIEF EXECUTIVE OFFICER WILL BE EVALUATED AT LEAST ANNUALLY IN MEETINGS OF INDEPENDENT DIRECTORS THAT ARE NOT ATTENDED BY THE CHIEF EXECUTIVE OFFICER. FOR THIS PURPOSE, AN "INDEPENDENT DIRECTOR" IS A DIRECTOR WHO HAS NOT BEEN A PRESENT OR FORMER EMPLOYEE OF THE COMPANY AND HAS NO SIGNIFICANT FINANCIAL OR PERSONAL TIE TO THE COMPANY OTHER THAN SHARE OWNERSHIP AND ENTITLEMENT TO DIRECTOR COMPENSATION.

    The Board believes that a full and impartial evaluation of the Chief Executive Officer's effectiveness is a key element in determining accountability for the Company's performance. A summary of the independent directors' most recent evaluation is set forth below under "Chief Executive Officer Evaluation."

    4. WHEN THE CHIEF EXECUTIVE OFFICER ALSO HOLDS THE POSITION OF CHAIRPERSON OF THE BOARD, THE BOARD WILL ELECT A NON-EXECUTIVE VICE CHAIR OR LEAD DIRECTOR.

    At the time this Governance Standard was adopted, the Company had just appointed a new Chief Executive Officer, who was also appointed Chairman of the Board, after completing a seven-month search. The Board believed it was prudent under those circumstances to obtain a second, outside view for a period of time it would take the new Chief Executive Officer to become fully immersed in the Company's operations, technologies and markets. In the intervening two years, the Chief Executive Officer has led the Company in the implementation of a new strategic plan that focused the Company on the wireless broadband market. The Board does not believe the rationale behind the initial adoption of this Governance Standard is applicable under the present circumstances.

    5. EVERY YEAR THE BOARD WILL REVIEW AND APPROVE A THREE-YEAR STRATEGIC PLAN AND AN ANNUAL OPERATING PLAN FOR THE COMPANY, AND CONDUCT PERIODIC REVIEWS OF PROGRESS.

    In April 1999, the Board devoted two days to meeting formally and informally with the Company's product managers during which they received briefings on the Company's planned future markets, technologies and products. At the conclusion of the session, the Board was satisfied that it understood fully the related strategies in order to approve a three-year strategic plan and an annual operating plan for the Company. The Board was an active participant in the development and review of the strategic plan for fiscal 1999, and operating plans of the Company.

    6.  ALL DIRECTORS WILL STAND FOR ELECTION EVERY YEAR.

    All current directors are standing for re-election, the Company does not have a "staggered" Board, and no director has been elected to serve for more than one year.

    7. AS A GENERAL RULE, FORMER EXECUTIVES OF THE COMPANY WILL NOT SERVE ON THE BOARD.

    At the time this Governance Standard was adopted, former executives were serving on the Board. Since the adoption of this standard, no former executives have served on the Board.

    8. THE AUDIT COMMITTEE, COMPENSATION COMMITTEE AND GOVERNANCE COMMITTEE WILL CONSIST ENTIRELY OF INDEPENDENT DIRECTORS.

    The Board has adhered to this Governance Standard, as demonstrate by the committee composition described above under "Information About the Board of Directors and Committees of the Board."

    9.  COMMITTEE MEMBERS WILL BE APPOINTED BY THE BOARD.

    All committee members, including those serving on the Global Sales Committee--Messrs. Denend, Joulwan, Lawrence and Marx--were appointed by the Board.

    10. THE GOVERNANCE COMMITTEE WILL ANNUALLY ASSESS BOARD AND COMMITTEE EFFECTIVENESS AND THE RESULTS WILL BE REPORTED TO THE STOCKHOLDERS IN THE PROXY STATEMENT, WITH THE FIRST SUCH REPORT TO BE GIVEN IN 1998.

    Evaluations and processes used to assess the effectiveness of the committees for fiscal 1999 are summarized below under "Board and Committee Evaluation."

    11. WHENEVER FEASIBLE, DIRECTORS WILL RECEIVE MATERIALS WELL IN ADVANCE OF MEETINGS FOR ITEMS TO BE ACTED UPON.

    Relevant materials were delivered to all directors in advance of Board and committee meetings so as to provide the directors adequate time to review materials and to prepare for the meetings. The Company has been diligent in finding committee members, wherever they are, to make sure they have all materials in advance. In the case of certain committee members who travel extensively, especially internationally, special briefing sessions have been arranged when necessary in order to facilitate the directors' preparation for the meetings.

    12. INTERLOCKING DIRECTORSHIPS WILL NOT BE ALLOWED, EXCEPT WITH RESPECT TO JOINT VENTURES. (AN INTERLOCKING DIRECTORSHIP WOULD OCCUR IF AN OFFICER OR DIRECTOR OF THE COMPANY SERVED ON THE BOARD OF COMPANY X AND AN OFFICER OR DIRECTOR OF COMPANY X SERVED ON THE COMPANY'S BOARD, OR IF A MAJOR SUPPLIER OR CUSTOMER SERVED ON THE COMPANY'S BOARD.)

    There are no interlocking directorships.

    13. DIRECTORS ARE REQUIRED TO OWN AT LEAST 2,000 SHARES OF THE COMPANY'S STOCK WITHIN ONE YEAR OF ELECTION AND 5,000 SHARES WITHIN THREE YEARS OF ELECTION.

    As of June 30, 1999, all directors have met or exceeded their minimum stock ownership obligations. The directors' stock ownership positions are described below under "Certain Stockholders."

    14. NO DIRECTOR SHALL STAND FOR RE-ELECTION AFTER THE ATTAINMENT OF AGE 70.

    There are no directors standing for re-election who are past the age of 70.

    15. SUCCESSION PLANNING AND MANAGEMENT DEVELOPMENT WILL BE REPORTED ANNUALLY BY THE CHIEF EXECUTIVE OFFICER TO THE BOARD.

    Succession planning, management development and incentive compensation plans for fiscal 1999 have been reviewed and approved by the Board.

    16. NO DIRECTOR SHALL BE A POTENTIAL OR ACTUAL REPRESENTATIVE OF, OR HOLD AN EXECUTIVE POSITION OR DIRECTORSHIP WITH, INTERESTS THAT MAY HAVE REASON TO MAKE AN UNSOLICITED OR HOSTILE ATTEMPT TO ACQUIRE A CONTROLLING INTEREST IN THE COMPANY OR ITS SUBSIDIARIES. NEITHER SHALL ANY DIRECTOR HAVE VESTED INTERESTS IN BENEFITS FROM EXTERNAL INTERVENTION IN THE COMPANY'S AFFAIRS.

    Each of the directors has confirmed to the Company that he does not have any such position or interest.

    17. THE COMPANY WILL ADOPT POLICIES TO ALLOW FOR CONFIDENTIALITY OF VOTING BY ITS STOCKHOLDERS AND ASSURE THOSE POLICIES ARE ADMINISTERED.

    The Company has consistently complied with this Governance Standard since its adoption.

    18. THE GOVERNANCE COMMITTEE WILL ESTABLISH A DIRECTOR'S QUESTIONNAIRE DESIGNED TO ASSURE THAT BOARD MEMBERS HAVE THE REQUISITE QUALIFICATIONS AND HAVE NO CONFLICTS OF INTERESTS. IN ADDITION, EACH DIRECTOR WILL BE REQUIRED TO ADOPT AND SUPPORT THE COMPANY'S ETHICS POLICY.

    Directors are required to respond annually to the questionnaire, which was expanded in fiscal 1999 to require more precise, detailed information, especially pertaining to ethics.

    19. ALL EXECUTIVES (CURRENTLY APPROXIMATELY 42 PERSONS) MUST, OVER PERIODS TO BE SPECIFIED, BUY AND HOLD OUTRIGHT (WHICH WOULD NOT INCLUDE OPTIONS AND UNVESTED RESTRICTED STOCK) STOCK OF THE COMPANY VALUED AT ONE-HALF TO TWO TIMES BASE SALARY, DEPENDING ON THEIR POSITIONS. EXECUTIVES ARE DEFINED FOR THIS PURPOSE AS ALL CORPORATE OFFICERS, DESIGNATED SALES EXECUTIVES, AND THOSE EXECUTIVES WHO PARTICIPATE IN THE EXECUTIVE INCENTIVE PLAN.

    Under the Company's Executive Stock Ownership Program, each of the 42 affected executives has signed a pledge stating that he or she will acquire the required share ownership holding by the later of October 1, 2001 or three years from the date of the pledge. Each executive's holdings are reviewed semiannually. During approximately the past year, the aggregate market value of the shares of Common Stock held by the executives in this program has increased by approximately $2.5 million, based on the average price of the stock for 30 trading days ended August 4, 1999. On average, the executives in this program currently hold approximately one-third of the shares necessary to meet their commitments, based on the same average price. The aggregate market value, as of August 4, 1999, of the Common Stock holdings reported by these executives was in excess of $4.0 million.

    20. INCENTIVE COMPENSATION PLANS WILL LINK PAY DIRECTLY AND OBJECTIVELY TO MEASURE FINANCIAL GOALS SET IN ADVANCE BY THE COMPENSATION COMMITTEE.

    The Compensation Committee has thoroughly reviewed the theory and practice of the Company's compensation plans, and in fiscal 1999 new plans were introduced that affect all employees of the Company. For executives and key managers, the bonus plan is based upon achievement of sustainable improvements in Economic Value Added (EVA-Registered Trademark-), which is a financial measure related to the achievement of returns in excess of the Company's cost of capital. For the technical staff, the Company developed a technology incentive plan that ties an upside earning opportunity to the revenue growth and profitability of individual product groups. The remaining employees participate in an EVA-sharing plan, with payments every six months based on improvements in the Company's EVA. Notwithstanding the achievements of the company's executives and key managers during the past year, no bonuses or raises were granted to this group in 1999 due to the Company's failure to meet its EVA growth goals. Indeed, the slippage in EVA has generated a bonus "debt" which must be recovered before the Company's executives and key managers will be eligible to receive bonuses under the EVA-sharing plan in any succeeding years.

    21. STOCK OPTIONS WILL NOT BE REPRICED (THE EXERCISE PRICE FOR OPTIONS WILL NOT BE LOWERED EVEN IF THE CURRENT MARKET PRICE OF THE STOCK IS BELOW THE EXERCISE PRICE), AND WILL BE PRIMARILY PERFORMANCE BASED.

    The Board believes strongly that the interests of the stockholders and the management of the Company are best served when those interests are aligned. Therefore, the Board adopted a policy of not re-pricing stock options even if they are significantly "under water," meaning the exercise price is higher than the current market price of the stock. This policy was adhered to in fiscal 1999, which was a particularly challenging year for the Company as it implemented its strategic plan, reorganized and regrouped. Stock options are key to hiring and retaining talented personnel in a technology company, and, in fiscal 1999, the Company strengthened its technology, finance and sales and marketing teams with the addition of many new skilled individuals. Stock options are priced at 100% of the fair market value at the time of grant and vest only at the end of a five-year period unless the average stock price, over 30 consecutive trading days, exceeds certain threshold price targets, with the first 25% vesting target set generally at 17% above the higher of the market price at time of grant or the prior year's average stock price. Although 100% of the Company's outstanding options granted during fiscal 1999 were "under water" for a significant portion of the year, the Company complied with its no re-pricing policy.

REQUIREMENTS OF MANAGEMENT AND DIRECTORS

    The respective responsibilities of management and the Board are as follows:

                 MANAGEMENT                              REQUIREMENTS OF DIRECTORS
---------------------------------------------  ---------------------------------------------
Develop strategies to deliver strong market    Act in the best interest of all stockholders
  franchises and build stockholder wealth        and fulfill fiduciary and legal
  over the long term                             responsibilities.

Recommend appropriate strategic and operating  Critique and approve strategic and operating
  plans                                          plans.

Maintain effective control of operations       Select, motivate, evaluate and compensate the
                                                 Chief Executive Officer.

Measure performance against peers              Develop a good understanding of strategies
                                                 and the businesses.

Provide strong, principled and ethical         Review succession planning and management
  leadership                                     development.

Care for employees, customers and              Advise and consult on key organizational
  stockholders                                   changes.

Assure sound succession planning and           Carefully study Board materials and issues.
  management development

Maintain sound organizational structure        Participate actively, objectively and
                                                 constructively at Board and committee
                                                 meetings.

Inform the Board regularly regarding the       Assist in representing the Company to the
  status of key initiatives. Avoid surprises     outside world. Counsel on corporate issues.

Be responsible for Board meetings which are    Maintain confidentiality of Board proceedings
  well planned, allow meaningful                 and company proprietary data.
  participation and provide for timely
  resolution of issues

Furnish Board with materials, which contain    Maintain a good understanding of general
  the right amount of information and are        economic trends and corporate governance.
  delivered sufficiently in advance of
  meetings

BOARD AND COMMITTEE EVALUATION

    The process for evaluation of Board and committee performance and effectiveness provided for in the corporate governance standards is led by the Board's Governance Committee. It requires each director to complete an evaluation questionnaire, to enter a number grade from 1 to 5 and, in most cases, written comments addressing each of the following standards:

     1. The Board knows and understands the Company's vision; strategic precepts, strategic plan and operating plan and understands the corresponding corporate policies.

     2. The Board reflects its understanding of the Company's vision, strategic precepts, strategic plan and operating plan in its discussion and actions on key issues throughout the year.

     3. Board meetings are conducted in a manner which ensures open communication, meaningful participation, and timely resolution of issues. The proceedings of meetings are held in strict confidence and not divulged to outsiders.

     4. Board materials contain the right amount of information.

     5. Board members receive their materials sufficiently in advance of meetings.

     6. Board members are diligent in preparing for meetings and have adequate time available to perform their duties as directors.

     7. The Board reviews and approves an annual operating plan and regularly monitors performance against it throughout the year.

     8. The Board regularly monitors the Company's income statement, balance sheet and cash flow.

     9. The Board reviews and approves an annual capital budget and receives regular written or oral reports of performance against it throughout the year.

    10. In tracking Company performance, the Board regularly considers the performance of peer companies.

    11. The Board regularly reviews the performance of the Chief Executive Officer.

    12. The Board and/or the Compensation Committee regularly review the performance and ethics of the senior officers.

    13. The correlation between executive pay and Company performance is annually considered by the Board and/or the Compensation Committee.

    14. The Board reviews the succession plan for the Chief Executive Officer.

    The evaluation of the Board for fiscal 1999 was completed in July 1999. It was concluded that there was satisfactory performance with respect to all of the above-described standards, with the exception that it was the view of the Board that there could be improvements with regard to the lead time on distribution of agendas and materials for Board and committee review. The Board rated as its greatest strengths (1) the quality and effectiveness of the Audit Committee, (2) the quality and frequency of communication between the directors and the Chief Executive Officer and among the directors, (3) the directors' understanding of the Company's business, industry and strategy, (4) the directors' effectiveness at staying informed with regard to issues and trends affecting the Company and its industry and (5) the directors' alignment with the long-term interests of the Company's stockholders.

CHIEF EXECUTIVE OFFICER EVALUATION

    The evaluation of the Chief Executive Officer's performance and effectiveness provided for in the Corporate Governance standards is led by the Board's Governance Committee. It requires the CEO and directors to independently complete a CEO evaluation questionnaire, to enter a grade of 1 to 5, and, in most cases, to add written comments addressing each of the following standards:

        1. Leadership: Leads the company and sets a philosophy that is well understood, widely supported, consistently applied, and effectively implemented.

        2. Strategic Planning: Ensures the development of a long-term strategy; establishes objectives and plans that meet the needs of stockholders, customers, employees, and all corporate stakeholders; ensures consistent and timely progress toward strategic objectives; obtains and allocates resources consistent with strategic objectives.

        3. Financial Results: Establishes appropriate annual and longer-term financial objectives and manages to consistently achieve these goals; ensures that appropriate systems are maintained to protect assets and maintain effective control of operations.

        4. Succession Planning: Develops, attracts, retains, motivates, and supervises an effective top management team capable of achieving objectives; provides for management succession.

        5. Human Resources/EEO: Ensures the development of effective recruitment, training, retention and personnel communications plans and programs to provide and motivate the necessary human resources to achieve objectives; establishes and monitors programs to provide equal opportunity employment for minority employees.

        6. Communications: Serves as chief spokesperson, communicating effectively with stockholders and all stakeholders.

        7. External Relations: Ensures that the company and its operating units contribute appropriately to the well being of their communities and industries. Represents the company in community and industry affairs.

        8. Board and Stockholder Relations: Works closely with the board of directors and stockholders to keep them fully informed on all-important aspects of the status and development of the company. Facilitates the board's governance, composition, and committee structure. Implements board policies and recommends policies for board consideration.

    The evaluation of the CEO for fiscal 1999 was completed in July 1999. It was concluded that there was satisfactory performance with respect to all of the above standards, with the note that the Company's Strategic Plan is a complex multiyear strategy that will continue to require very strong leadership and execution. The Board rated the CEO's greatest strengths as (1) leadership in development of an effective Strategic Plan and completion of key elements of the Plan in its first year of implementation, including key growth business acquisitions and divestiture transactions, (2) the recruitment and caliber of key management, and (3) internal and external communications, especially the articulation of the market potential for the AB-Access-TM- technology.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

    Directors who are employees of the Company do not receive additional compensation for their service as directors. During fiscal 1999, directors who were not employees of the Company received compensation at the rate of $20,000 per year for their services as Board members, $750 per committee meeting attended for the chair of a committee and $500 per meeting attended for other members of the committee, and reimbursement for expenses incurred in attending meetings of the Board or any committee of the Board. George A. Joulwan, who also served as a marketing consultant to the Company in fiscal 1999, received $160,000 for his services in that capacity. In fiscal 1999, as automatic grants under the Company's 1992 Stock Option Plan, (i) Messrs. Joulwan, Marx, Ward and Whitridge, as the chairs of committees, each received an option to purchase 5,000 shares of Common Stock, and (ii) Mr. Denend, not being a chair of a committee, received an option to purchase 3,000 shares of Common Stock.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows specific compensation information, for fiscal 1999, 1998 and 1997, awarded or paid to, or earned by, the Company's Chief Executive Officer and the five other most highly compensated executive officers as of June 30, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                    COMPENSATION
                                                                  ANNUAL COMPENSATION                  AWARDS
                                                      -------------------------------------------    SECURITIES
                                                                                   OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION(1)                        YEAR  SALARY(2)   BONUS(3)  COMPENSATION(4)     OPTIONS      COMPENSATION(5)
----------------------------------------------------  ----  ---------   --------  ---------------   ------------   ---------------
Frederick D. Lawrence...............................  1999  $450,000    $409,767     $     --          100,000         $5,562
  Chairman, Chief Executive Officer and President     1998   420,577    635,558       174,172          500,000          1,570

George G. Arena.....................................  1999   250,016     28,513                         75,000          9,047
  Executive Vice President                            1998   182,322    276,695                         25,000          2,517

Donna S. Birks......................................  1999   275,000     90,308        11,260           75,000          9,221
  Executive Vice President and Chief Financial        1998   142,788    145,944        55,549          134,000          1,784
  Officer

Daniel L. Scharre...................................  1999   194,615     21,906                         85,000          8,772
  Executive Vice President and Chief Technology       1998   120,000      7,800        38,159           35,000          2,123
  Officer

Kenneth J. Wees.....................................  1999   200,755     44,223        53,479           41,000          5,587
  Vice President, General Counsel and Secretary

Donald V. Anderson, Jr..............................  1999   247,559     26,680                         25,000          9,339
  Former Executive Vice President                     1998   186,164     21,356                         25,000          2,188

------------------------------

(1) Mr. Lawrence joined the Company in July 1997. Mr. Arena became an executive officer of the Company in April 1998. Ms. Birks joined the Company in December 1997. Dr. Scharre joined the Company in September 1997 and became an executive officer in April 1998. Mr. Anderson became an executive officer of the Company in April 1998 and his employment with the Company terminated on June 30, 1999. Mr. Wees joined the Company in May 1998 and became an executive officer in September 1998.

(2) Includes amounts earned but deferred at the election of the Named Executive Officer under the Company's Tax-Deferred Savings 401(k) Plan and its Supplemental Executive Deferred Compensation Plan.

(3) No executive incentive bonus compensation was earned in 1999 or, for certain Named Executive Officers, in 1998. "Bonus" includes (a) executive incentive bonus compensation earned in 1998 for Mr. Lawrence of $200,000, for Mr. Arena of $238,262 and for Ms. Birks of $64,053, as well as a hiring bonus for Ms. Birks of $40,000; (b) forgiveness of loans and related imputed interest, including income tax gross-up payments, for Mr. Lawrence of $344,271 in 1999 and $365,245 for 1998, and imputed interest on loans, including income tax gross-up payments, to Ms. Birks of $56,208 in 1999 and $23,420 in 1998 (see "Employment Arrangements"); (c) supplemental executive compensation in lieu of perquisites for Mr. Lawrence of $67,500 in 1999 and $67,500 in 1998, for Mr. Arena of $28,513 in 1999 and $17,530 in 1998, for
    Ms. Birks of $34,100 in 1999 and $18,471 in 1998, for Dr. Scharre of $21,906
    in 1999 and $7,800 in 1998, for Mr. Wees of $14,963 in 1999, and for Mr.
    Anderson of $26,680 in 1999 and $21,356 in 1998; (d) payout of earned vacation in 1998 for Mr. Arena of $20,903; and (e) mortgage assistance allowance for Mr. Wees of $29,260 in 1999.

(4) Includes perquisites consisting of relocation expense reimbursements for Mr. Lawrence of $174,172 in 1998, for Ms. Birks of $11,260 in 1999 and $55,549
    in 1998, for Dr. Scharre of $38,159 in 1998 and for Mr. Wees of $53,479 in 1999.

(5) Includes (a) matching 401(k) contributions by the Company for Ms. Birks, Dr. Scharre and Messrs. Arena, Wees, and Anderson for 1999 of $1,600 and for Ms. Birks, Dr. Scharre and Messrs. Arena and Anderson for 1998 of $1,400; (b) amounts paid by the Company for life insurance premiums for Mr. Lawrence of $1,056 in 1999 and $1,570 in 1998, for Mr. Arena of $1,300 in 1999 and
    $1,117 in 1998, for Ms. Birks of $1,452 in 1999 and $384 in 1998, for Dr.
    Scharre of $1,200 in 1999 and $723 in 1998, for Mr. Wees of $1,056 in 1999,
    and for Mr. Anderson of $1,176 in 1999 and $788 in 1998; and (c) matching contributions to the Company's Supplemental Executive Deferred Compensation Plan accrued for 1999 for Mr. Lawrence of $4,506, for Mr. Arena of $6,147, for Ms. Birks of $6,169, for Dr. Scharre of $5,972, for Mr. Wees of $2,931, and for Mr. Anderson of $6,563.

STOCK OPTION TABLES

    The following table shows information concerning stock options granted to the individuals named in the Summary Compensation Table above during fiscal 1999.

                          OPTION GRANTS IN FISCAL 1999

                                            INDIVIDUAL GRANTS
                                      ------------------------------
                                        NUMBER OF                                               POTENTIAL REALIZABLE VALUE AT
                                       SECURITIES                                               ASSUMED ANNUAL RATES OF STOCK
                                       UNDERLYING      % OF TOTAL                               PRICE APPRECIATION FOR OPTION
                                         OPTIONS     OPTIONS GRANTED   EXERCISE                          TERM(2)(3)
                                         GRANTED     TO EMPLOYEES IN     PRICE     EXPIRATION  -------------------------------
NAME                                   (NUMBER)(1)     FISCAL YEAR      ($/SH)        DATE        0%         5%         10%
------------------------------------  -------------  ---------------  -----------  ----------  ---------  ---------  ---------
Frederick D. Lawrence...............      100,000             7.2%     $   16.00    8/19/08               $1,006,400 $2,550,400

George G. Arena.....................       25,000             1.8%         16.00    8/19/08                 251,600    637,600
                                           50,000             3.6%         16.50    6/15/09                 518,925  1,315,050

Donna S. Birks......................       25,000             1.8%         16.00    8/19/08                 251,600    637,600
                                           50,000             3.6%         16.50    6/15/09                 518,925  1,315,050

Daniel L. Scharre...................       35,000             2.5%         16.00    8/19/08                 352,240    892,640
                                           50,000             3.6%         16.50    6/15/09                 518,925  1,315,050

Kenneth J. Wees.....................       30,000             2.2%         16.88    7/08/08                 318,431    806,963
                                            1,000             0.1%         16.00    8/19/08                  10,064     25,504
                                           10,000             0.7%         16.50    6/15/09                 103,785    263,010

Donald V. Anderson, Jr..............       25,000             1.8%         16.00    8/19/08                 251,600    637,600

------------------------------

(1) All options granted in fiscal 1999 were granted pursuant to the 1992 Stock Option Plan. All of the options are incentive or nonqualified stock options that were granted at 100% of the fair market value of the Common Stock on the date of grant and expire 10 years from the date of grant, unless otherwise earlier terminated as a result of certain events related to termination of employment. The options listed above vest based upon escalating stock prices, except that any unvested shares vest automatically at the end of five years, and are subject to acceleration upon the occurrence of certain events. Additional vesting of the right to exercise the options ceases when the optionee's employment terminates. Options granted effective September 1997 or later provide for vesting based upon escalating stock prices, with four vesting points which are generally 15 - 20% greater than the prior vesting point. For example, the fiscal 1999 options listed above that were granted at $16.50 will vest 25% when the stock reaches $19.25, 25% at $22.50, 25% at $26.50 and 25% at $30.75.

(2) The 5% and 10% assumed rates of appreciation applied to the option exercise price over the 10-year option term are prescribed by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of Common Stock. The named executive officers will receive benefit from the options only to the extent that the Company's stock appreciates in value over the exercise price of the options.

(3) At assumed annual rates of appreciation of 0%, 5% and 10%, the aggregate potential realizable increase in value for shares held by all stockholders as of June 30, 1999, for the 10-year period from July 1999 to July 2009, would be $0, $200,856,000 and $509,004,000, respectively. The following table shows information concerning the value of unexercised stock options held by the individuals named in the Summary Compensation Table above as of June 30, 1999.

                 AGGREGATED OPTION EXERCISES(1) IN FISCAL 1999
                        AND JUNE 30, 1999 OPTION VALUES

                                                                  NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS
                                                                   OPTIONS AT 6/30/99          AT 6/30/99(2)
NAME                                                             EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------------------------------------------  -----------------------  -----------------------
Frederick D. Lawrence..........................................        125,000/475,000     $  703,125/$2,696,875

George G. Arena................................................         28,313/104,759           103,836/546,977

Donna S. Birks.................................................              0/209,000                 0/834,375

Daniel L. Scharre..............................................              0/120,000                 0/623,125

Kenneth J. Wees................................................               0/41,000                 0/209,625

Donald V. Anderson, Jr.........................................               21,011/0                  47,447/0

------------------------

(1) No options were exercised during fiscal 1999 by the named individuals.

(2) The value of unexercised options is calculated by multiplying the number of shares issuable upon exercise of outstanding options by the difference between the option exercise price and the closing price of $21.88 per share of the Company's Common Stock as reported on the Nasdaq National Market on June 30, 1999.

EMPLOYMENT ARRANGEMENTS

    In July 1997, the Company entered into a four-year employment agreement with Frederick D. Lawrence, pursuant to which Mr. Lawrence will receive a base salary at the annual rate of $450,000, a bonus targeted at 67% of base salary, with multipliers up to 2.7 times the target bonus amount based upon meeting or exceeding objectives approved by the Board of Directors and a minimum bonus of $200,000 for the 1998 fiscal year. Mr. Lawrence was granted options to purchase 500,000 shares of the Company's Common Stock that will vest over a period of four years at the rate of 25% at the end of each year and will be exercisable at a price equal to the fair market value of the Company's Common Stock on July 16, 1997, namely, $16.25 per share; only 200,000 of the shares are covered by options under the Company's 1992 Stock Option Plan, but all of the options are subject to the same terms and conditions as are set forth in that Plan. In the event Mr. Lawrence's employment terminates by reason of a change in control of the Company or is terminated by the Company without cause, Mr. Lawrence would be entitled to receive three years of his initial base salary payable over the three years immediately following termination. Mr. Lawrence received loans in principal amounts of $150,000 and $316,667 to replace loans of his former employer, and a portion of those loans, as was true of the loans given by his former employer, will be forgiven subject to his remaining in the employ of the Company for the periods specified in his agreement. In August 1999, the Board amended the terms of the $150,000 loan to extend its due date to July 2001 and add a provision under which it will be forgiven upon a change in control of the Company. The employment agreement with Mr. Lawrence provides for tax reimbursement of taxes incurred by him in connection with loan forgiveness and certain relocation assistance benefits.

    In December 1997, the Company entered into an employment agreement with Donna S. Birks, pursuant to which Ms. Birks will receive a base salary at the annual rate of $275,000 and a bonus targeted at 55% of base salary. Ms. Birks received a hiring bonus of $40,000 and also was granted an option to purchase 134,000 shares of the Company's Common Stock under the Company's 1992 Stock Option Plan that will vest over a period of five years based upon attainment of escalating stock prices as detailed in the Stock Option Tables, and will be exercisable at a price equal to the fair market value of the Company's Common Stock on December 15, 1997, namely, $18.75 per share. In the event Ms. Birks' employment is terminated by the Company without cause within three years of the date of commencement of her employment, she will be entitled to receive up to two years of her base salary at the time of termination plus payments during such period equal to the Company's cost for her medical, dental, vision, disability and life insurance premiums; such payments will cease upon her acceptance of new employment commensurate with her skills. In recognition of the higher housing costs in the Bay Area, Ms. Birks was loaned $500,000, payable on the fifth anniversary of the commencement of her employment or, if earlier, upon the voluntary termination of her employment or the termination of her employment for cause (unless either such voluntary termination or termination for cause occurs within one year following a change in control of the Company). The loan is interest free, provided that if Ms. Birks voluntarily terminates her employment or is terminated for cause within two years of the date of commencement of her employment, an interest charge will be due on the loan based on the period it was outstanding at the applicable federal rate.

    In July 1999, Mr. Arena, Dr. Scharre and Mr. Wees entered into Severance Agreements under which each of them is entitled to severance compensation in the event of termination of his employment other than for cause within 24 months after any change in control of the Company (as defined in the agreements) that occurs prior to December 31, 2000. The compensation in general would consist of
(1) monthly payments for a period ending 24 months after the termination equal to the aggregate of the officer's monthly base salary at the time of termination, (2) an additional amount equal to bonus compensation that could have been earned, based on the Company's performance, under the applicable bonus plan, and (3) the value of certain other compensation and benefits to which the officer was entitled at the time of termination. If the officer becomes reemployed prior to the expiration of the 24-month period, the payments would cease as of the later of 12 months from termination of his employment with the Company or the commencement date of his new employment. Under the agreements, repayment of any existing Company loans would be extended, if necessary, to delay repayment until the beginning of regular employment during the period of monthly severance compensation. The agreements also provide for full vesting of all stock options and restricted stock held by the officer in the event of a termination covered by the agreements. Ms. Birks entered into a similar agreement in July 1999, the only significant difference being that her agreement affords her the opportunity to accept either these severance benefits or those specified in her above-described employment agreement.

    Mr. Anderson's employment with the Company terminated on June 30, 1999. Under a separation agreement with the Company, Mr. Anderson is eligible to receive severance benefits for a period of 12 months from the date of termination, ceasing upon re-employment, which include salary continuation at the rate of $4,423 per week and medical, dental, EAP and vision insurance coverage. Mr. Anderson is also eligible under the agreement to receive outplacement counseling for one year and "tail" coverage under the Company's directors' and officers' liability insurance.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    All of the members of the Compensation Committee are outside directors. None of the members of the committee is or was an officer of the Company.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

    The Compensation Committee (the "Committee") of the Board of Directors is composed entirely of outside directors, none of whom is or was an officer or employee of the Company or any of its subsidiaries. The Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies and has the sole responsibility for determining the recipients of equity participation awards/grants, such as stock options, and the number of options to be granted to each recipient. In addition, the Committee is responsible for making annual recommendations to the Board for the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee has engaged specialized compensation and benefits consulting firms to assist the Committee and the Company in reviewing the compensation program for the Company's executive officers, gathering information on competitive compensation levels, trends and practices and developing more effective methods of compensating the executive officers of the Company.

    The objective of the Company's executive compensation program is to provide the following:

    - Levels of total compensation that are competitive with those provided in the various markets in which the Company competes for its executive resources;

    - Annual cash incentive compensation that varies with the short and long-term financial performance of the Company, and as evidenced by sustained growth in EVA; and

    - Long-term (equity participation) incentives which further align the interests of management with those of the stockholders.

    The executive compensation program provides an overall level of compensation, which is competitive relative to the high technology executive labor market. The Committee develops its executive compensation program with reference to current comprehensive data on the high technology labor market. Actual compensation levels may be greater or less than average levels in surveyed companies depending upon annual and long-term performance by the Company and the individual. The Committee uses its discretion in recommending to the Board executive compensation at levels that in its judgment are warranted by external, internal and/or individual circumstances.

EXECUTIVE OFFICER TOTAL COMPENSATION PROGRAM

    The Company's executive officer total compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation principally in the form of stock options, and various other common employee benefits. For fiscal 1999, a new bonus plan was introduced for all executives and selected senior managers providing bonuses based upon sustainable EVA growth and individual performance. The payout under the Plan is not capped; however, if the bonus amount exceeds 120% of target, a portion is deferred for payout in successive years. Any deferred potential payouts remaining upon termination are forfeited. The Executive Incentive Plan bonus targets as a percentage of base salary have remained unchanged from what they were prior to fiscal 1999. Fiscal 1999 and 2000 base salary rates of the current executive officers, excluding those officers who had changes in responsibilities, remain unchanged from their base salary rates in fiscal 1998. The Committee has reviewed the total compensation of the six highest paid executive officers in fiscal 1999 and has concluded that their compensation is or was reasonable and consistent with the Company's compensation philosophy and industry practice.

BASE SALARY

    Base salary levels for the Company's executive officers are competitively set with reference to published labor market surveys. In determining particular executives' salaries, the Committee also takes into account individual experience and performance and specific factors particular to the Company.

ANNUAL INCENTIVE COMPENSATION

    The Executive Incentive Plan ("EIP") is the Company's annual incentive program for selected executive officers and other senior managers. The purpose of the plan is to provide a direct financial incentive to executives (in the form of an annual cash bonus) to achieve sustained EVA growth. The EVA growth goal is set at the beginning of each year as a relatively constant increment over the prior year's EVA. Achieving the EVA growth goal can result in earning the executive's target bonus, although individual performance is also taken into account in allocating monies from the bonus pool. Failure to achieve growth of EVA over the prior year can result in a bonus "debt" which must be recovered by subsequent years' bonus results prior to being eligible for future bonuses. Target bonus awards are set at competitive levels relative to executive labor market data.

STOCK OPTION PROGRAM

    The stock option program is the Company's principal long-term incentive plan for executive officers and key managers. The objectives of the program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock. The Compensation Committee believes that stock options, in conjunction with the EVA-based EIP and the Executive Stock Ownership Program, create a strong mutuality of interest between the management and stockholders.

    To strengthen this connection still further and to communicate a commitment to increasing stock prices, the Company adopted stock-price-based vesting in September 1997. This practice requires that the stock price must reach pre-established levels before stock-price-based vesting can occur. Shares not vested by reaching the stock price thresholds will not vest until five years after the option grant date. For example, options granted in August 1998 require that the Company's stock price rise to $35.73 in order for the options to become 100% vested prior to the five-year cliff vesting.

    Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and have 10-year terms. Each year the new grants for the next fiscal year will contain four escalating vesting prices, each of which applies to 25% of the shares covered by the grant. The vesting prices are computed by adding multiples of the Company's cost of equity capital to the higher of (1) the closing stock price on the date that annual vesting prices are set, (2) the average closing stock price for the previous 30 days, (3) the average closing stock price for the previous year, or
(4) the closing stock price on the date of grant. In determining the size of option grants for individual recipients, the Committee considered competitive practices and prior option grants. Annual grants are typically given to participants in the Executive Stock Ownership Program. Other grants are made to secure acceptance of employment offers to individuals filling key positions and to selected current employees positions of similar importance.

SUPPLEMENTAL EXECUTIVE DEFERRED COMPENSATION PLAN

    The Company offers an Executive Deferred Compensation Plan whereby participating executives may defer up to 70% of their salary and 80% of their bonus until termination of their employment with the Company, thereafter receiving a payout over a period of up to 10 years. Outside directors of the Company may also be selected for participation in the Plan. The Plan is not intended to be a tax-qualified plan under the Code or a funded plan under the Employee Retirement Income Security Act (ERISA), and amounts deferred under the Plan are general unsecured obligations of the Company. Plan participants may direct the investment of their funds into various investment vehicles. In 1999, the Company added a phantom stock investment vehicle, the investment performance of which depends on the market price of the Company's Common Stock. The phantom shares are valued at 100% of the market price of the Company's Common Stock at the end of each month. The Company will match deferrals made by a participant during the first three years of the participant's eligibility under the Plan if those deferrals are used to purchase phantom shares. The Company will match the first 400 phantom shares purchased by a participant in a calendar year at the rate of one phantom share for each four phantom shares purchased by the participant. The Company will match the next 400 phantom shares purchased by the participant in the calendar year at the rate of one phantom share for each two phantom shares purchased by the participant. No other matching contributions will be made by the Company. All Company matching contributions will vest over a period of two years. Phantom stock held in this Plan is credited toward attainment of executive stock ownership requirements but confers no voting rights or other rights of ownership.

BENEFITS

    The Company provides benefits to the executive officers that are generally available to Company employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The compensation of Frederick D. Lawrence, the Company's Chief Executive Officer, for fiscal 1999 was based upon the employment agreement with Mr. Lawrence that is described under "Employment Arrangements" above. That agreement was the result of negotiations with Mr. Lawrence conducted with the assistance of the Company's outside compensation consultants and other advisors. For fiscal 1999, Frederick D. Lawrence received a stock option grant covering 100,000 shares, no increase in his base salary and no changes in his target bonus percentage.

    Section 162(m) of the Internal Revenue Code, enacted in 1993, limits the amount of compensation a corporation may deduct as a business expense. Section 162(m) generally disallows deductions for compensation in excess of $1 million to a company's Chief Executive Officer or to any of its four other most highly compensated executive officers. Compensation that is "performance-based" is not subject to that limit if certain requirements are met. Based on fiscal 1999 compensation levels, no such levels on the deductibility of compensation applied to any officer of the Company. The Company has not adopted a policy prohibiting compensation at a level that would limit deductions.

    The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1993 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                         COMPENSATION COMMITTEE OF THE
                               BOARD OF DIRECTORS

                                          WILLIAM B. MARX, JR., CHAIRMAN
                                          TERRY W. WARD
                                          FREDERICK W. WHITRIDGE, JR.

                               PERFORMANCE GRAPH

    The following graph shows a five-year comparison of cumulative total returns for the Company's Common Stock, the Nasdaq Stock Market (US) Index and the Nasdaq Communications Equipment Index, each of which assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ADAPTIVE BROADBAND   NASDAQ (US) INDEX    NASDAQ COMMUNICATIONS EQUIPMENT INDEX
1994                     100.0               100.0                                    100.0
1995                     110.2               132.2                                    116.0
1996                      67.0               167.9                                    146.9
1997                      61.5               204.3                                    162.4
1998                      76.9               268.4                                    269.7
1999                      96.2               380.5                                    427.9

                              CERTAIN STOCKHOLDERS

    The following table sets forth information as of July 26, 1999 (except as otherwise noted), regarding securities ownership by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock,
(ii) each of the directors individually, (iii) each of the current or former executive officers named in the Summary Compensation Table, and (iv) all current directors and executive officers as a group.

                                                                               COMMON STOCK
                                                                           BENEFICIALLY OWNED(1)
                                                                          -----------------------
                                                                            SHARES      PERCENT
                                                                          ----------  -----------
Citigroup Inc.(2).......................................................   1,864,561        12.0
  153 East 53rd Street
  New York, NY 10043

Frederick D. Lawrence(3)................................................     407,923         2.6

William B. Marx, Jr.(4).................................................      21,000       *

Terry W. Ward(5)........................................................     525,147         3.4

Frederick W. Whitridge, Jr.(6)..........................................      36,000       *

George A. Joulwan(7)....................................................      12,000       *

Leslie G. Denend(8).....................................................      10,000       *

George G. Arena(9)......................................................     120,247       *

Donna S. Birks(10)......................................................     143,850       *

Daniel L. Scharre(11)...................................................      97,140       *

Kenneth J. Wees(12).....................................................      33,316       *

Donald V. Anderson, Jr.(13).............................................       2,912       *

All Directors and Executive Officers as a Group (10 persons)(14)........   1,406,623         9.0

------------------------

 (*) Less than 1% of the 14,753,852 shares of Common Stock outstanding as of July 26, 1999.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that all of the stockholders named in the table have sole voting power and dispositive power with respect to all shares of stock shown as beneficially owned by them. Amounts indicated for shares that a person has an "option to acquire" are issuable upon exercise of outstanding options that were exercisable on July 26, 1999 or within 60 days thereafter.

 (2) Beneficially owned indirectly by subsidiaries of Citigroup Inc. Citigroup Inc. and its subsidiaries reported shared voting and dispositive power with respect to all of such shares.

 (3) Includes 375,000 shares of Common Stock which Mr. Lawrence has an option to acquire.

 (4) Includes 18,000 shares of Common Stock which Mr. Marx has an option to acquire.

 (5) Includes 20,000 shares of Common Stock which Mr. Ward has an option to acquire. Also includes 484,935 shares owned by W.S. Farish & Company. Mr. Ward serves as a director and the Vice President and Chief Financial Officer of W.S. Farish & Company and may be deemed to share voting and dispositive power with respect to the shares owned by W.S. Farish & Company. He disclaims beneficial ownership of all shares held by W.S. Farish & Company except to the extent of his pecuniary interest therein.

 (6) Includes 20,000 shares of Common Stock which Mr. Whitridge has an option to acquire.

 (7) Includes 10,000 shares of Common Stock which Mr. Joulwan has an option to acquire.

 (8) Includes 10,000 shares of Common Stock which Mr. Denend has an option to acquire.

 (9) Includes 110,572 shares of Common Stock which Mr. Arena has an option to acquire.

 (10) Of these shares, 7,100 are held by Ms. Birks and her husband as trustees of a revocable family trust. Includes 135,750 shares of Common Stock which Ms. Birks has an option to acquire.

 (11) Includes 93,750 shares of Common Stock which Dr. Scharre has an option to acquire.

 (12) Includes 25,750 shares of Common Stock which Mr. Wees has an option to acquire.

 (13) Mr. Anderson's employment with the Company terminated in June 1999.

 (14) Includes 818,822 shares of Common Stock which all current directors and executive officers as a group have options to acquire. Also includes the 484,935 shares described in Note 5 and owned by a company of which Mr. Ward serves as a director and officer. Mr. Ward disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors and executive officers, and any persons holding more than 10 percent of the Company's Common Stock, are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by such dates of which it becomes aware during the fiscal year. The Company believes that during the last fiscal year its directors and officers filed on a timely basis all such reports required to be filed.

                           PROPOSALS BY STOCKHOLDERS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is May 27, 2000. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2000 annual meeting of stockholders notifies the Company of such matter prior to August 10, 2000, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                            EXPENSES OF SOLICITATION

    The expense of preparing, assembling, printing and mailing the forms of proxy and the material used in the solicitation of proxies will be paid by the Company. Arrangements will be made for the forwarding of soliciting materials by nominees, custodians and fiduciaries to their principals. Corporate Investor Communications, Inc. will assist the Company in obtaining the return of proxies at an estimated cost to the Company of $5,000.

                                 OTHER MATTERS

    Management knows of no other matters which will be brought before the meeting, but if such matters are properly presented the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.

                                          BY THE BOARD OF DIRECTORS

                                                        [LOGO]

                                          KENNETH J. WEES
                                          SECRETARY

Sunnyvale, California
September 24, 1999

                                   EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         ADAPTIVE BROADBAND CORPORATION

                                       I.

    The name of this corporation is Adaptive Broadband Corporation.

                                      II.

    The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, 19805, County of New Castle and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

                                      III.

    The name and mailing address of the incorporator of the Corporation is:

                                George L. Spillane
                                990 Almanor Avenue
                                Sunnyvale, California 94086

                                      IV.

    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       V.

    This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Thirty-Five Million (35,000,000) shares. Thirty Million (30,000,000) shares shall be Common Stock, each having a par value of $.10. Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of $.10.

    The Common Stock shall be issued in series. The first series of Common Stock shall consist of Twenty-Nine Million Two Hundred Thousand (29,200,000) shares. All other shares of Common Stock shall be designated, as a group, "Series A Junior Common Stock" and shall consist in the aggregate of Eight Hundred Thousand (800,000) shares.

    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

    A. The Common Stock and Series A Junior Common Stock shall have the rights, preferences, privileges and restrictions set forth below:

        1. VOTING RIGHTS. The holders of Common Stock and Series A Junior Common Stock shall vote together as a single class. The holders of Common Stock shall have one (1) vote for each share of Common Stock and the holders of Series A Junior Common Stock shall have one-twentieth ( 1/20) of one vote for each share of Series A Junior Common Stock on all matters submitted to a vote of the holders of the common shares. The determination of a quorum shall be based upon the presence of shares representing a majority of the voting power of the entire class of common shares.

        2. LIQUIDATION. In the event of any liquidation, dissolution, or winding up of the Corporation, the holders of the Series A Junior Common Stock shall receive one-twentieth ( 1/20) of the amount per share to be received per share by the holders of Common Stock. Notwithstanding anything in this subsection (2) to the contrary, the Corporation may repurchase shares of Series A Junior Common Stock without further notifying or obtaining the consent of the holders of Common Stock.

        3. DIVIDENDS. In the event that any dividend is declared on Common Stock, the holders of Series A Junior Common Stock shall concurrently receive, out of any funds legally available therefor, a dividend in an amount per share of Series A Junior Common Stock equal to one-twentieth ( 1/20) of the amount paid with respect to a share of Common Stock.

    B. 1. DEFINITIONS. For purposes of this section (B), the following terms shall have the meanings set forth below:

           a. "Applicable accounting principles" shall mean generally accepted accounting principles as consistently applied by the Corporation in the preparation of its consolidated financial statements from time to time and shall reflect changes in generally accepted accounting principles or in the procedures or methodologies applied by the Corporation, except as otherwise provided in this section (B) and except that in determining Earnings Per Share, the shares of Common Stock into which the Series A Junior Common Stock are then convertible shall be deemed issued and outstanding during the applicable period.

           b. "Earnings Per Share" shall mean the consolidated net income (including any extraordinary gains or losses) per share of Common Stock of the Corporation, on a fully diluted basis, computed in accordance with applicable accounting principles.

           c. "Cumulative Earnings Per Share" shall mean for any period of quarters the sum of the earnings per share amounts for all quarters included in such period.

           d. "Sales" shall mean for any period the consolidated net sales of the Corporation for such period computed in accordance with applicable accounting principles.

        2. CONVERSION EVENTS. Series A Junior Common Stock shall automatically convert into Common Stock upon the earliest to occur of the following conversion events ("Conversion Events"):

           a. The attaining for any consecutive four (4) fiscal quarters of Sales in the aggregate amount of Two Hundred Two Million Dollars ($202,000,000) and Earnings Per Share on a fully diluted basis in the aggregate amount of One and 30/100 Dollars ($1.30), PROVIDED that the Cumulative Earnings Per Share for such four fiscal quarter periods and the immediately preceding eight (8) fiscal quarters is not less than Two and 90/100 Dollars ($2.90).

           b. The (i) merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another person or entity, in which, in either case, stockholders of the Corporation are to receive cash or other securities or property in exchange for their shares of the Corporation; or (ii) the acquisition by any person (directly or indirectly) in any transaction or series of transactions of more than fifty percent (50%) of the voting power of the voting securities of the Corporation then outstanding ("person" shall mean any person, firm, association or company or affiliates or subsidiaries thereof or other person or entity which controls, is controlled by or is under common control with the designated party; "control" shall mean ownership of voting securities entitled to elect a majority of the authorized number of directors or majority in interest in profits, as the case may be; "voting securities" shall mean common shares and any other securities of the Corporation entitled to vote generally for the election of directors).

        3. CONVERSION RATIO. Each share of Series A Junior Common Stock shall convert into Common Stock in accordance with the applicable ratio ("Conversion Ratio") set forth in this section:

           a.  If the Conversion Event is the event described in subsection
       (2)(a), the Conversion Ratio shall be on a share-for-share basis if the Conversion Event occurs by June 30, 1987 and shall be reduced by ten (10) percentage points for each quarter that expires after June 30, 1987, E.G., if the Conversion Event does not occur until December 31, 1987, then the Conversion Ratio shall be .8 shares of Common Stock for each share of Series A Junior Common Stock converted.

           b. If the Conversion Event is as described under subsection (2)(b) above, each share of Series A Junior Common Stock shall convert into one
       (1) share of Common Stock.

        4. CONVERSION DATE. The date of conversion ("Conversion Date") shall be determined as follows:

           (x) With respect to the Conversion Event provided for in subsection
       (2)(a), the Conversion Date shall be the date on which the chief financial officer of the Corporation presents to the Board of Directors a certificate, detailing computations with respect to the Conversion Event and specifying the Conversion Ratio, accompanied by a letter from the Corporation's independent auditors, stating that based upon their review of the computations and upon a reading of this Article V, nothing came to their attention that caused them to believe that the computations were not made in accordance with the provisions of subsections (1) through (3) hereof.

           (y) With respect to the Conversion Event provided for in subsection
       (2)(b)(i), the Conversion Date shall be the date on which such merger or sale of assets is consummated and the conversion shall be deemed to have occurred immediately prior thereto.

           (z) With respect to the Conversion Event provided for in subsection
       (2)(b)(ii), the Conversion Date shall be the date immediately following the date on which the acquisition of more than fifty percent (50%) of the voting power of the voting securities occurs.

        5. ADJUSTMENTS. In the case of a significant change in generally accepted accounting principles that would in the opinion of the Board of Directors render the use of "Applicable Accounting Principles" burdensome, impractical or not meaningful, or in the case of a change in the Corporation's fiscal year or other unusual significant non-recurring event, the Board of Directors may in its discretion, acting upon the advice of such professional advisors as the Board deems appropriate, make equitable adjustments to one or more of the definitions in subsection (1), the Conversion Events in subsection (2) or the Conversion Ratios set forth in subsection (3).

        6. SHARE CERTIFICATES; FRACTIONAL SHARES. A holder of Series A Junior Common Stock shall not be entitled to the rights of a holder of Common Stock until the Conversion Date and until he or she surrenders the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Common Stock, in exchange for new certificates representing shares of Common Stock. No fractional shares of Common Stock shall be issued upon conversion of Series A Junior Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value per share of Common Stock on the Conversion Date as determined in good faith by the Board of Directors.

    C. In the event of any stock split, reverse stock split or other subdivision or combination of the Common Stock, any stock dividend or other distribution on the Common Stock payable in Common Stock, or any recapitalization, a pro rata adjustment, if appropriate, shall be made in the voting, liquidation and dividend rights set forth in section (A), and in the Conversion Events and Conversion Ratios set forth in section (B), all as determined by the Board of Directors in the exercise of its discretion, acting upon the advice of such professional advisors as the Board deems appropriate.

                                      VI.

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal from time to time any or all of the Bylaws of this Corporation.

                                      VII.

    The number of directors which shall constitute the whole Board of Directors of this Corporation shall be as specified in the Bylaws of this Corporation, subject to the provisions of Article VI and this Article VII.

                                     VIII.

    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by the stockholders. Special meetings of the stockholders of this Corporation for any purpose or purposes may be called at any time by the Board of Directors, the President, the Chairman of the Board of Directors, by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in resolution of the Board of Directors or in the Bylaws of this Corporation, include the power to call such meetings, and by stockholders of the Corporation owning, directly or indirectly, shares possessing not less than ten percent (10%) of the votes eligible to be cast for the election of directors at the time in question, but such special meetings may not be called by any other person or persons.

                                      IX.

    A. In addition to any affirmative vote required by law or this Certificate of Incorporation or a certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware or the Bylaws and except as otherwise expressly permitted in paragraph (B) of this Article IX, a Business Combination (as hereafter defined) with, for, or on behalf of, any Interested Stockholder (as hereafter defined) or any Affiliate or Associate (as hereafter defined) of such Interested Stockholder shall require the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding Voting Stock (as hereafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage of a separate class vote may otherwise be specified, by law or by any agreement between the Corporation and any national securities exchange or otherwise.

    B. The provisions of paragraph (A) of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such vote, if any, as is required by law or by any other provisions of this Certificate of Incorporation or a certificate filed under
Section 151(g) of the General Corporation Law of the State of Delaware or the Bylaws, or by any agreement between the Corporation and any national securities exchange, if (i) such Business Combination shall have been specifically approved by a majority of the Disinterested Directors (as hereafter defined) at the time or (ii) all the conditions specified in each of the following Subparagraphs (1), (2), (3), (4), (5) and (6) are satisfied:

         1. The aggregate amount of cash and the Fair Market Value (as hereafter defined) as of the Consummation Date (as hereafter defined) of any consideration other than cash to be received per share by holders of Voting Stock in such Business Combination, shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

            (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of such Interested Stockholder for any share of Voting Stock in connection with the acquisition by the Interested Stockholder of Beneficial Ownership (as hereafter defined) of shares of Voting Stock (A) within the five-year period immediately prior to the Announcement Date (as hereafter defined) or (B) in the transaction or series of transactions in which it became an Interested Stockholder, whichever is higher, in either case adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Voting Stock; or

            (ii) the Fair Market Value per share of Voting Stock on the Announcement Date or the Determination Date (as hereafter defined), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Voting Stock.

         2. The consideration to be received by holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of Beneficial Ownership of shares of such class or series of Voting Stock. If the consideration so paid for shares of any class or series of Voting Stock varied as to form, the form of consideration for such class or series of Voting Stock shall either be cash or the form used to acquire Beneficial Ownership of the largest number of shares of such class or series of Voting Stock acquired by the Interested Stockholder during the five (5) year period prior to the Announcement Date. If non-cash consideration is to be paid, the Fair Market Value of such non-cash consideration shall be determined on and as of the Consummation Date.

         3. After the Determination Date and prior to the Consummation Date there shall have been (A) no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Voting Stock; (B) no reduction in the annual rate of dividends paid on the Voting Stock (except as necessary to reflect any split or subdivision of the Voting Stock), except as approved by a majority of the Disinterested Directors; (C) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split or combination of shares), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Voting Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (D) no transaction by which such Interested Stockholder has become the Beneficial Owner of any additional shares of Voting Stock except as part of the transaction that results in the Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage Beneficial Ownership of any class or series of Voting Stock.

         4. After the Determination Date, such Interested Stockholder shall not have received the benefit, directly or indirectly (except as a stockholder of the Corporation, in proportion to its stockholding), of any loans, advances, guarantees or similar financial assistance or any tax credits or tax advantages provided by the Corporation (collectively, "Financial Assistance"), whether in anticipation of or in connection with such Business Combination or otherwise.

         5. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations, or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent location, any statement as to the advisability or inadvisability of the Business Combination that the Disinterested Directors, or any of them, may desire to make and, if deemed advisable by a majority of the Disinterested Directors, the proxy or information statement shall contain the opinion of an independent investment banking firm selected by a majority of the Disinterested Directors as to the fairness or lack of fairness of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Voting Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by this Corporation.

         6. Such Interested Stockholder shall not have made any major change in this Corporation's business or equity capital structure without the approval of a majority of the Disinterested Directors.

    C.  The following definitions shall apply with respect to this Article IX:

         1. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to those terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and as in effect on the date that this Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

         2. The term "Announcement Date" with respect to any Business Combination means the date of the first public announcement of the proposal of such Business Combination.

         3. A person shall be a "Beneficial Owner" of, or have "Beneficial Ownership" of, or "Beneficially Own," any Voting Stock over which such person or any of its Affiliates or Associates, directly or indirectly, through any contract, arrangement, understanding or relationship, has or shares or, upon the exercise of any conversion right, exchange right, warrant, option or similar interest (whether or not then exercisable) would have or share, either (i) voting power (including the power to vote or to direct the voting) of such security or (ii) investment power (including the power to dispose or direct the disposition) of such security. For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include any shares Beneficially Owned by such person even though not actually outstanding, but shall not include any other shares of Voting Stock which are not outstanding but which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of any conversion right, exchange right, warrant, option or similar interest.

         4. The term "Business Combination" shall mean:

            (i) any merger or consolidation of this Corporation or any Subsidiary (as hereafter defined) with (A) any Interested Stockholder (as hereafter defined) or (B) any other corporation (whether or not itself an Interested Stockholder) which after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

            (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security agreement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of related transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, involving any assets, securities, or commitments of this Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which, together with all other such arrangements

       (including all contemplated future events) have an aggregate Fair Market Value (as hereafter defined) and/or involve aggregate commitments of Five Million Dollars ($5,000,000) or more; or

           (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) to an Interested Stockholder or Associate or Affiliate of an Interested Stockholder of any securities of the Corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value as of the Announcement Date of Five Million Dollars ($5,000,000) or more, other than the issuance of securities upon the conversion or exchange of securities of the Corporation or in exchange for securities of any Subsidiary which were acquired by an Interested Stockholder from the Corporation or a Subsidiary in a Business Combination which was approved by a vote of the stockholders pursuant to this Article IX: or

            (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder; or

            (v) any reclassification of any securities of the Corporation (including any reverse stock split), any recapitalization of the Voting Stock of the Corporation, any merger or consolidation of the Corporation with or into any of its Subsidiaries, or any other transaction (whether or not with or otherwise involving any Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Voting Stock or series thereof of the Corporation or of any Subsidiary Beneficially Owned by any Interested Stockholder or Associate or Affiliate of an Interested Stockholder or as a result of which the stockholders of the Corporation would cease to be stockholders of a corporation having, as part of its certificate or articles of incorporation, provisions to the same effect as this Article IX and the provisions of Article XIII of this Certificate of Incorporation relating to the provisions of this Article IX; or

            (vi) any agreement, contract or other arrangement providing for one
       (1) or more of the actions specified in the foregoing paragraphs (i) through (v), or any series of transactions which, if taken together, would constitute one (1) or more of the actions specified in the foregoing paragraphs (i) through (v).

         5. The term "Consummation Date" means the date of the consummation of a Business Combination.

         6. The term "Determination Date" in respect to an Interested Stockholder means the date on which such Interested Stockholder first became an Interested Stockholder.

         7. The term "Disinterested Director" with respect to a Business Combination means any member of the Board of Directors of the Corporation who is not an Interested Stockholder or an Affiliate or Associate of, and was not directly or indirectly a nominee of, any Interested Stockholder involved in such Business combination or any Affiliate or Associate of such Interested Stockholder and who either (i) was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, or (ii) is a successor of a Disinterested Director and was nominated to succeed a Disinterested Director by a majority of the Disinterested Directors at the time of his nomination. Any reference to "Disinterested Directors" shall refer to a single Disinterested Director if there be but one. Any matter referred to as requiring or having the approval of, or having been approved by, a majority of the Disinterested Directors shall mean the matter requires the approval of, or has been approved by, the Board without giving effect to the vote of any Director who is not a Disinterested Director and with the affirmative vote of a majority of the Disinterested Directors.

         8. The term "Fair Market Value" as of any particular date means: (i) in the case of cash, the amount of such cash; (ii) in the case of stock (including Voting Stock), the highest closing price per share of such stock during the thirty (30) day period immediately preceding the date in question on the largest United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed or, if such stock is not listed on any such exchange, the highest last sales price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") during the thirty (30) day period immediately preceding the date in question if the stock is a National Market System security, or, if such stock is not a National Market System security, the highest reported closing bid quotation for a share of such stock during the thirty (30) day period preceding the date in question on NASDAQ or any successor quotation reporting system or, if quotations are not available in such system, as furnished by the National Quotation Bureau Incorporated or any similar organization furnishing quotations, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (iii) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market, or in the case of property other than cash or stock, or in the case of Financial Assistance, the fair market value of such stock, property or Financial Assistance, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.

         9. The term "Interested Stockholder" shall mean any person, other than this Corporation, any Subsidiary or any employee benefit plan of this Corporation or any Subsidiary, who or which:

            (i) is or has announced or publicly disclosed a plan or intention to become the Beneficial Owner, directly or indirectly, of shares of Voting Stock representing fifteen percent (15%) or more of the total votes which all of the then outstanding shares of Voting Stock are entitled to cast in the election of directors; or

            (ii) is an Affiliate or Associate of any person described in clause
       (i) of this subparagraph 9 at any time during the five (5) year period immediately preceding the date in question; or

           (iii) acts with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the Corporation, and such group is the Beneficial Owner, directly or indirectly, of shares of Voting Stock representing fifteen percent (15%) or more of the total votes which all of the then outstanding shares of Voting Stock are entitled to cast in the election of directors.

           Any reference to a particular Interested Stockholder involved in a Business Combination shall also refer to any Affiliate or Associate thereof, any predecessor thereto and any other person acting as a member of a partnership, limited partnership, syndicate or group with such particular Interested Stockholder within the meaning of the foregoing clause (iii) of this subparagraph (9).

        10. A "person" shall mean any individual, firm, company, corporation (which shall include a business trust), partnership, joint venture, trust or estate, association or other entity.

        11. The term "Subsidiary" in respect of the Corporation means any corporation or partnership of which a majority of any class of its equity securities is owned, directly or indirectly, by the Corporation.

        12. The term "Voting Stock" shall mean all shares of capital stock that entitle the holder to vote for the election of directors, including, without limitation, the Corporation's Common Stock and Series A Junior Common Stock.

    D. A majority of the Disinterested Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article IX, including, without limitation (1) whether a person is an Interested Stockholder,
(2) the number of shares of Voting Stock Beneficially Owned by any person, (3) whether a person is an Affiliate or

Associate of another person, (4) whether the requirements of paragraph (B) of this Article IX, have been met with respect to any Business Combination, (5) whether the proposed transaction is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, and (6) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of Five Million Dollars ($5,000,000) or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article IX.

    E. Nothing contained in this Article IX shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

    F. The fact that any Business Combination complies with paragraph (B) of this Article IX shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the Stockholders of this Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

    G. For purposes of this Article IX a Business Combination or any proposal to amend, repeal or adopt any provision of the Certificate of Incorporation inconsistent with this Article IX (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of this Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Disinterested Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Disinterested Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

                                       X.

    A. If a Qualifying Offer (as defined below) is made to purchase all of the outstanding Common Stock then, after the end of the ninetieth (90th) day after such Qualifying Offer is first published or sent to securityholders, if holders of ten percent (10%) or more of the then-outstanding shares of Common Stock (other than shares held by any person or group making such Qualifying Offer or such person's or group's affiliates or associates (each as defined in Rule 12b-2 of General Rules and Regulations under the Securities Exchange Act of 1934, as amended)) request by notice to the Company in accordance with its By-laws (the "Notice") that the Company call a special meeting of its stockholders (the "Special Meeting") in order to consider and vote whether to require the Company to Redeem the Rights Plan (as defined below), a Special Meeting shall be held on a date selected by the Board of Directors, which date shall be not more than sixty (60) days following the receipt of the Notice.

    B. If at the Special Meeting, holders of sixty-six and two-thirds percent (66 2/3%) of the then-outstanding Common Stock (other than shares held by any person or group making such Qualifying Offer or such person's or group's affiliates or associates (each as defined in Rule 12b-2 of General Rules and Regulations under the Securities Exchange Act of 1934, as amended)) shall vote to Redeem the Rights Plan, then the Company shall Redeem the Rights Plan as promptly as practicable. In the event that the Special Meeting is not held on or prior to the sixtieth (60th) day following receipt of the Notice, the Company shall Redeem the Rights Plan. The record date for the Special Meeting shall be selected by the Board of Directors. Notwithstanding the foregoing, the Company shall not be required to hold the Special

Meeting unless at such time such Qualifying Offer has an expiration date which is at least ten (10) Business Days thereafter.

    C. The Company shall not adopt or amend the Rights Agreement or similar rights agreement unless the Rights Agreement or such other rights agreement shall specifically state that its terms and conditions are subject to this
Article X.

The following definitions shall apply with respect to this Article X:

        1. "Redeem the Rights Plan" shall mean redeem the outstanding Rights or take other action so that the existence of the Rights does not interfere with the consummation of a Qualifying Offer.

        2.  A "Qualifying Offer" shall mean:

               (a) an all-cash tender offer for all outstanding Common Stock made by a person or group who beneficially owns one percent (1%) or less of the outstanding Common Stock as of the date the offer is delivered, provided that the person or group making the tender offer must, prior to or upon commencing such offer, have provided the Company firm written commitments from responsible financial institutions, which have been accepted by such person or group, to provide, subject only to customary terms and conditions (which shall in no event include conditions requiring access by such financial institutions to non-public information to be provided by the Company, conditions based on the accuracy of any information concerning the Company other than such as would be the subject of representations and warranties in a public financing by the Company or conditions requiring the Company to make any representations, warranties or covenants in connection with such financing), funds for such offer which, when added to the amount of cash and cash equivalents which such person or group then has available and has irrevocably committed in writing to the Company to utilize for purposes of the offer if consummated, and to set apart and maintain available for such purposes until the offer is consummated or withdrawn, will be sufficient to pay for all shares outstanding on a fully diluted basis and all related expenses; or

               (b) an exchange offer for all outstanding Common Stock made by a person or group who beneficially owns one percent (1%) or less of the outstanding Common Stock outstanding as of the date the offer is delivered, provided that the consideration offered in such exchange offer is (x) freely tradeable common stock (of the class carrying the principal voting rights of the issuer) of the person or group making such offer that is approved for listing or quotation upon notice of issuance on the New York Stock Exchange or the Nasdaq National Market and the issuer of such common stock is eligible to register its securities for primary sales on Form S-3 under the Securities Act of 1933, as amended (or any successor form) or (y) a combination of common stock meeting the requirements of clause (x) of this sentence and cash meeting the requirements of the proviso of clause (a) of this sentence.

           In addition, such offer must meet all of the following additional conditions:

                (i) such person or group must own, after consummating such offer, at least two-thirds of the then outstanding Common Stock;

                (ii) such offer must remain open for at least sixty (60) Business Days and at least ten (10) Business Days after the Special Meeting, and must be extended for at least twenty (20) Business Days after the last increase in the price offered and after any bona fide higher alternative offer is made, and shall be subject only to customary terms and conditions, which shall in no event include satisfaction of any conditions relating to the business, financial condition, results of operations or prospects of the Company other than such as are based on information publicly disclosed by the Company or any conditions relating to approval of the offeror's stockholders; and

               (iii) prior to or upon commencing such offer, such person or group must irrevocably commit in writing to the Company and in the offer to purchase relating to the offer:

                   a. to consummate promptly upon completion of the offer a transaction whereby all shares of Common Stock not tendered into the offer will be acquired at the same price per share and for the same consideration paid pursuant to the offer, and otherwise not to purchase any Common Shares following completion of the offer,

                   b. that such person or group will not materially amend such offer, except to increase the price offered, and

                   c. that such person or group will not make any offer for any equity securities of the Company for six months after commencement of the original offer if the original offer does not result in the tender of the number of shares required to be purchased pursuant to subsection (i) above, unless another offer with a per share offer price at least ten percent (10%) higher than the last price offered by the person or group making the original offer and which also meets the conditions for a Qualifying Offer is commenced by another person or persons not affiliated or associated with, acting in concert with, or instigated or financed by, the person or group making the original offer or with whom the person or group making the original offer has any agreement, arrangement or understanding relating to the Company or any assets or securities of it or any of its subsidiaries.

        3.  "Rights" shall mean the Rights issued pursuant to the Rights
    Agreement.

        4. "Rights Agreement" shall mean the Rights Agreement, dated as of July 21, 1999, between the Company and BankBoston, N.A., as Rights Agent, as amended from time to time.

        5. "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Massachusetts are authorized or obligated by law or executive order to be closed.

    This Article X shall apply to Qualifying Offers that are outstanding on the date this Article X becomes effective, but the ninety (90)-day period provided for in this Article X shall not begin to run until October 29, 1999. This
Article X shall expire at, and be of no further force or effect after, 5:00 p.m. Pacific Time on June 30, 2002.

                                      XI.

    At all elections of directors of the Corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal the number of votes which (except for this Article as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected in the election in which his class or series of stock is entitled to vote, and each stockholder may cast all of such votes for a single nominee for director or may distribute them among the number to be voted for, or for any two
(2) or more of them as he may see fit. Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                      XII.

    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this certificate of incorporation or bylaws or of any statute inconsistent with this Article XII, shall eliminate or reduce the effect of this Article XII in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                                     XIII.

    A. This Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained herein, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other person whosoever by or pursuant to the Certificate of Incorporation in its present form or as hereafter are granted, subject to the rights reserved in this Article XIII.

    B. In addition to any requirements of law and any other provisions hereof (and notwithstanding the fact that approval by a lesser vote may be permitted by law or any other provision hereof), the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the combined voting power of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to amend alter or repeal, or adopt any provision inconsistent with this Article XIII or Articles VIII and IX hereof.

                                   EXHIBIT B

                             1992 STOCK OPTION PLAN
                                       OF
                         ADAPTIVE BROADBAND CORPORATION
                      (AS AMENDED THROUGH AUGUST 18, 1999)

 1. PURPOSE.

    The purpose of the 1992 Stock Option Plan (the "Plan") is to enable Adaptive Broadband Corporation (the "Company") and its subsidiaries to attract and retain officers and other key employees, directors, and consultants and to provide them with additional incentive to advance the interests of the Company. Options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified options may be granted under the Plan.

 2. ADMINISTRATION.

    (a) The Plan shall be administered by the Board of Directors of the Company, or by a committee (the "Committee") of two or more directors selected by the Board. In the Board's discretion, the Committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code and/or solely of two or more non-employee directors in accordance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

    (b) The Board of Directors or the Committee shall have the power, subject to the express provisions of the Plan:

        (1) To determine the recipients of options under the Plan, the time of grant of the options, and the number of shares covered by the grant.

        (2) To prescribe the terms and provisions of each option granted (which need not be identical).

        (3) To construe and interpret the Plan and options, to establish, amend, and revoke rules and regulations for the Plan's administration, and to make all other determinations necessary or advisable for the administration of the Plan.

 3. SHARES SUBJECT TO THE PLAN.

    Subject to the provisions of Paragraph 7 (relating to the adjustment upon changes in stock), the number of shares which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate 4,300,000 shares of Common stock of the Company. Shares sold pursuant to options granted under the Plan may be unissued shares or reacquired shares.

    If any options granted under the Plan shall for any reason terminate or expire without having been exercised in full, the shares not purchased under such options shall be available again for the purposes of the Plan.

 4. ELIGIBILITY.

    (a) Options under this Plan may be granted to officers and other key employees and consultants of the Company and/or of its subsidiaries, provided that incentive stock options may be granted hereunder only to officers and other key employees (including directors who are also officers or employees). No officer or key employee may receive options under this Plan covering in excess of 200,000 shares in any fiscal year of the Company (subject to adjustment in accordance with the provisions of paragraph 7 of the Plan).

    (b) No consultant may receive options under this Plan if, at the time of grant, a Form S-8 Registration Statement ("Form S-8") under the Securities Act of 1933, as amended (the "Securities Act"), is not available to register either the offer or the sale of the Company's securities to such consultant because of the nature of the services that the consultant is providing to the Company, or because the consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

    (c) Each director of the Company who is not an employee of the Company shall receive a non-qualified stock option under the Plan immediately following each annual meeting of shareholders of the Company. The first option received by a director under this paragraph 4(c) shall cover 10,000 shares of common stock of the Company and each option received by a director under this Plan thereafter shall cover 8,000 shares of common stock, in the case of a director who is a chair of a committee of the Board of Directors, and 6,000 shares, in the case of a director who is not. Each such option shall have an exercise price equal to the fair market value of the common stock of the Company on the date of the annual meeting of shareholders to which it relates, determined in accordance with the provisions of paragraph 5(a)(2) of this Plan. The number of options that directors may receive pursuant to this paragraph 4(c) shall be appropriately adjusted in accordance with the provisions of paragraph 7 of this Plan. This paragraph 4(c) shall not be amended more than once every six months, other than to comply with changes in the Code or the rules or regulations thereunder.

    (d) Persons to whom options to purchase shares are granted are hereinafter referred to as "optionee(s)."

 5. TERMS OF OPTION AGREEMENTS.

    (a) Options granted pursuant to the Plan shall be evidenced by agreements specifying the number of shares covered thereby, in such form as the Board of Directors or Committee shall from time to time establish, which agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

        (1) The Board of Directors or Committee shall have the power to set the time or times within which each option shall be exercisable and to at any time accelerate the time or times of exercise (notwithstanding the terms of the option). Unless the stock option agreement executed by the optionee expressly otherwise provides, (i) an option granted to an officer or other key employees or consultant shall become exercisable on a cumulative basis as to one-quarter of the total number of shares covered thereby on each of the first, second, third, and fourth anniversary dates of the date of grant of the option, (ii) an option granted to a director who is not an employee of the Company shall vest fully on the date of grant, and (iii) an option shall not be exercisable after the expiration of ten years from the date of grant.

        (2) Except as provided in Paragraph 5(b) below, the exercise price of any stock option granted under this Plan shall not be less than 100% of the fair market value of the shares of common stock of the Company on the date of the granting of the option. The fair market value per share shall be the last sale price on the day the option is granted as reported on the National Market System, or, if such stock is not then reported on the National Market System but quotations are reported on the National Association of Securities Dealers Automated Quotations System, the average of the bid and asked prices on the day the option is granted, in either event as such price quotes are listed in The Wall Street Journal, Western Edition (or if not so reported in The Wall Street Journal, any other listing service or publication known to the Board of Directors). If the stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the closing price of the common stock on the largest such stock exchange upon which such stock is listed on the day the option is granted.

        (3) To the extent that the right to purchase shares has accrued hereunder, options may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by the payment in full of the option price for such shares. Such payment shall be made in cash or in shares of the outstanding common stock of the Company which have been held by the optionee for at least six months or in a combination of cash and such stock, except that the Board of Directors or the Committee in its sole discretion may authorize payment by any optionee (for all or part of his or her purchase price) by a promissory note or such other from of legal consideration that may be acceptable to the Board or Committee.

        If shares of common stock are used in part or full payment for the shares to be acquired upon exercise of the option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the option in accordance with the provisions of Subparagraph (2) above. Any certificates for shares of outstanding common stock used to pay the option price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with the signature thereon guaranteed). In the event the certificates tendered by the optionee in such payment cover more shares than are required for such payment, the certificates shall also be accompanied by instructions from the optionee to the Company's transfer agent with regard to disposition of the balance of the shares covered thereby.

        If payment by promissory note is authorized, the interest rate, term, repayment schedule and other provisions of such note shall be as specified by the Board of Directors or the Committee; provided, however, that such note shall bear interest at a rate not less than the applicable test rate of interest prescribed by Section 1.483-1(d)(1) of the Treasury Regulations, as in effect at the time the stock is purchased. The Board of Directors or Committee may require that the optionee pledge his or her stock to the Company for the purpose of securing the payment of such note, and the Company may hold the certificate(s) representing such stock in order to perfect its security interest.

        An option may be exercised by a securities broker acting on behalf of an optionee pursuant to authorization instructions approved by the Company, provided that the notice of exercise of such option shall be delivered, and the exercise price of such option shall be paid in full, as specified above.

        (4) The Company at all times shall keep available the number of shares of stock required to satisfy options granted under the Plan.

        (5) The Company may require any person to whom an option is granted, his or her legal representative, heir, legatee, or distributee, as a condition of exercising any option granted hereunder, to give written assurance satisfactory to the Company to the effect that such person is acquiring the shares subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same. The Company reserves the right to place a legend on any share certificate issued pursuant to this Plan to assure compliance with this paragraph. No shares of common stock of the Company shall be required to be distributed until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act or any other then applicable securities law.

        (6) Neither a person to whom an option is granted, nor such person's legal representative, heir, legatee, or distributee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has exercised his or her option pursuant to the terms thereof.

        (7) Options shall be transferable only by will or by the laws of descent and distribution, and during the lifetime of the person to whom they are granted such person alone may exercise them.

        (8) An option granted to an employee or director shall terminate and may not be exercised if the person to whom it is granted ceases to be employed by the Company or by a subsidiary of the Company, or ceases to be a director (unless such person continues as an employee), with the following exceptions:

        (i) If the employment or directorship is terminated for any reason other than the person's death or disability, he or she may at any time within not more than three months after such termination exercise the option, but only to the extent that it was exercisable by such person on the date of such termination, or

        (ii) If such person dies or becomes disabled while in the employ of the Company or of a subsidiary, or while a director, his or her option may be exercised by his or her personal representatives, heirs or legatees at any time within not more than twelve (12) months following the date of death or disability, but only to the extent such option was exercisable by such person on the date of death or disability.

    An option granted to a consultant shall terminate in accordance with the terms specified in the option.

        (9) In no event may an option be exercised by anyone after the expiration of the term of the option established pursuant to Subparagraph 5(a)(1) hereof.

       (10) Each option granted pursuant to this Plan shall specify whether it is a non-qualified or an incentive stock option, provided that the Board of Directors or Committee may give the optionee the right to elect to receive either an incentive or a non-qualified stock option.

       (11) An option granted pursuant to this Plan may have such other terms as the Board of Directors or Committee in its discretion may deem necessary or appropriate and shares issued upon exercise of any option hereunder may be subject to such restrictions as the Board of Directors or Committee deems appropriate.

    (b) In addition to the terms and conditions specified above, incentive stock options granted under this Plan shall be subject to the following terms and conditions:

        (1) The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year (under all option plans of the Company or its parent and subsidiary corporations) shall not exceed $100,000.

        (2) As to individuals otherwise eligible under this Plan who own more than 10 percent of the total combined voting power of all classes of stock of the Company and its parent and subsidiary corporations, an incentive option can be granted under this Plan to any such individual only if at the time such option is granted the option price is at least 110 percent of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

 6. USE OF PROCEEDS FROM SHARES.

    Proceeds from the sale of Shares pursuant to options granted under the Plan shall be used for general corporate purposes.

 7. ADJUSTMENT UPON CHANGES IN SHARES.

    (a) If any change is made in the shares subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made by the Board of Directors or

Committee in the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding options.

    (b) Other than in the case of a reincorporation of the Company in another state, in the event of (i) dissolution or liquidation of the Company, (ii) a transaction in which more than 50 percent of the shares of the Company that are entitled to vote are exchanged, or (iii) any merger or consolidation or other reorganization in which the Company is not the surviving corporation (or in which the Company becomes a subsidiary of another corporation), outstanding options under this Plan shall become fully exercisable immediately prior to any such event.

 8. RIGHTS AS AN EMPLOYEE.

    Nothing in this Plan or in any options awarded hereunder shall confer upon any employee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate such employee's employment at any time.

 9. WITHHOLDING TAX.

    There shall be deducted from the compensation of any employee holding options under this Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person with respect to such options. To the extent provided in the stock option agreement executed by the optionee, the optionee may satisfy any federal, state or local tax withholding obligation arising with respect to the exercise of an option by authorizing the Company to withhold shares of stock otherwise issuable to the optionee as a result of the exercise of the option; provided that such shares shall not be withheld at rates that exceed the minimum statutory withholding rates for federal, state and local taxes, including payroll taxes.

10. TERMINATION AND AMENDMENT OF PLAN.

    The Board of Directors may at any time terminate this Plan or make such modifications of the Plan as it shall deem advisable. Any modification which increases the number of shares which may be issued under the Plan (other than pursuant to Paragraph 7 hereof), or changes the requirements as to eligibility for participation in the Plan shall become effective only upon approval of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware. Notwithstanding the foregoing, rights under any options granted prior to an amendment of the Plan shall not be impaired by such amendment unless the optionees holding such outstanding options consent in writing.

11. INDEMNIFICATION.

    In addition to such other rights of indemnification as they may have as directors, the members of the Board of Directors or Committee administering the Plan shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

12. EFFECTIVE DATE AND DURATION OF THE PLAN.

    The 1992 Stock Option Plan shall become effective on July 23, 1992. Any rights granted under this Plan must be granted within ten (10) years of such effective date.

                                                                      3250AMPS99

                                      PROXY

                         ADAPTIVE BROADBAND CORPORATION

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints Frederick D. Lawrence and Kenneth J. Wees, or either or them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock, $.10 par value, of ADAPTIVE BROADBAND CORPORATION, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's headquarters at 1143 Borregas Avenue, Sunnyvale, CA 94089, at 2:00 p.m. on October 27, 1999, and at any adjournments or postponements thereof, upon the matters set forth on the reverse side of this card.

         The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope. Please date and sign exactly as your name(s) appears on your shares. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

         The shares covered by this proxy will be voted in accordance with the choices made. When no choice is made, this proxy will be voted for all listed nominees for directors and for proposals 2 and 3. In the event of cumulative voting, a vote for nominees of the Board of directors will give the persons named in the proxy discretionary authority to cumulate all votes as to which the stockholder is entitled and allocate such votes in favor of one or more nominees of the Board voted for by the stockholder, as the proxyholders may determine. If additional persons are nominated for election as directors, the proxyholders may vote this proxy in such manner on a cumulative voting basis as will ensure the election of as many of the directors voted for by the stockholder as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxyholders.

  SEE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE              SEE
REVERSE                                                               REVERSE
 SIDE                                                                   SIDE

September 27, 1999

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Adaptive Broadband Corporation to be held at the Company's headquarters at 1143 Borregas Avenue, Sunnyvale, CA 94089, at 2:00 p.m. on October 27, 1999. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

         Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

         You are invited to call our toll-free information line at 1-888-225-6789 for current information about your company or to be connected free-of-charge to our Investor Relations department or to our Transfer Agent. You are also invited to visit us at our Web site
(http://www.adaptivebroadband.com) for more information about Adaptive Broadband's strategy, markets and products.

                     Best regards,

                     Frederick D. Lawrence Chairman and Chief Executive Officer


                                   DETACH HERE
                                   -----------

/X/ PLEASE MARK
VOTES AS IN
THIS EXAMPLE.

          1. To elect six Directors, NOMINEES: Frederick D. Lawrence, William B. Marx, Jr., Terry W. Ward, Frederick W. Whitridge, Jr., George A. Joulwan, Leslie
G. Denend

                             FOR                 WITHHELD
                            /  /                   /  /

/        /
          ---------------------------------------------------
         For all nominees except as noted above

          2. To approve the amendment and restatement of the Company's Certificate of Incorporation.

          3. To approve an amendment to the Company's 1992 Stock Option Plan.

          4. To transact such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   /  /

MARK HERE IF YOU PLAN TO ATTEND THE MEETING     /  /

NOTE: Please sign as your name(s) appear(s) hereon. If more than one name appears, all must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature _________________ Date: _________ Signature: ___________ Date: _______